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                          STRATEGIC ALLIANCE AGREEMENT      Exhibit (10)(LXi).01


         THIS STRATEGIC ALLIANCE AGREEMENT (the "Agreement") is entered into and made effective as of the 31st day of July, 1998 (the "Effective Date ") by and between Inflammatics, Inc., a Delaware corporation with its offices at 401 Chrislena Lane, West Chester, Pennsylvania 19380 ("IFM") and Viragen, Inc., a Delaware corporation with its offices at 865 S.W. 78th Avenue, Suite 100, Plantation, Florida 33324 ("VRGN"). IFM and VRGN are sometimes referenced in this Agreement individually as a "Party" and collectively as the "Parties."

                                    RECITALS

         WHEREAS, IFM is engaged in the research and development of LeukoVAX(TM), a human white blood cell derived drug for the treatment of various medical conditions (including but not necessarily limited to rheumatoid arthritis);

         WHEREAS, VRGN has established itself globally as a potential source for leukocytes and other blood or blood-related components for the production of biopharmaceutical products;

         WHEREAS, VRGN has experience in the research, development and manufacture of therapeutic pharmaceutical products;

         WHEREAS, IFM and VRGN desire to have IFM conduct further clinical research with respect to a certain human white blood cell derived drug or biological (as the case may be) for the treatment of various medical conditions (including but not necessarily limited to rheumatoid arthritis);

         WHEREAS, based on the results of such further clinical research by IFM, VRGN may: (i) conduct product and process development with respect to such human white blood cell derived drug or biological, (ii) seek, on behalf of IFM, to obtain marketing approval in the Territory (as that term is defined herein) for such drug or biological from the United States Food and Drug Administration and other ministries of health in the Territory, and (iii) manufacture such drug or biological for distribution, use and sale in the Territory;

         WHEREAS, concurrently with entering into this Agreement, VRGN and Dr. Nigel J. Smart ("Dr. Smart") are entering into a Consultancy, Confidential Information and Inventions Agreement (the "Consultancy Agreement"); and

         WHEREAS, concurrently with entering into this Agreement, IFM and VRGN are entering into a Preferred Stock Purchase Agreement (the "Stock Purchase Agreement") of



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even date herewith pursuant to which IFM is issuing and transferring to VRGN
Series A Convertible Preferred Shares of IFM stock.

         NOW, THEREFORE, in consideration of the foregoing and the covenants and premises contained in this Agreement and intending to be legally bound thereby, the Parties agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

     As used herein, the following terms shall have the following meanings:

     1.1 "AFFILIATE" shall mean any company or entity controlled by, controlling, or under common control with a Party hereto and shall include without limitation any company 50% or more of whose voting stock or participating profit interest is owned or controlled, directly or indirectly, by a Party, and any company which owns or controls, directly or indirectly, 50% or more of the voting stock of a Party.

     1.2 "CLINICAL CANDIDATE" shall mean the human white blood cell derived drug or biological for the treatment of various medical conditions (including but not necessarily limited to rheumatoid arthritis) which is, as of the Effective Date, being developed by IFM and called LeukoVAX(TM), and which is the subject of any study, test, trial or other research or development work (whether performed by IFM or VRGN alone or jointly, or in conjunction with Third Parties or Affiliates) pursuant to this Agreement. The Clinical Candidate shall include without limitation any and all improvements upon, modifications to or derivatives from the LeukoVAX(TM) drug or biological, including without limitation as a result of any product or process development work carried out by VRGN under Article 4. Notwithstanding the foregoing, the Clinical Candidate shall not include any drug or biological or other product that is unrelated to the Clinical Candidate, including without limitation OMNIFERON(TM) or any drug, biological or other product that is owned, in-licensed, acquired or otherwise controlled by VRGN or its Affiliates as of the Effective Date or thereafter.

     1.3 "CONFIDENTIAL INFORMATION" shall mean all information, trade secrets, ideas, inventions, technology, know-how or data of either Party (which, in the case of IFM, shall include IFM Technology as defined herein) whether of a business or technical nature, including without limitation, information relating to a Party's products, processes, designs, methods, formulae, assays, cell lines, software, databases, algorithms, research, developmental or experimental work, techniques, improvements and information regarding a Party's licensing and other Third Party arrangements, disclosed pursuant to, or in anticipation of, this Agreement in whatever form (including without

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limitation written, graphic or electronic form) if marked as confidential or in oral form if designated as confidential and confirmed in writing promptly (but in no event more than 30 days) after oral disclosure. Without limiting the generality of the foregoing, Confidential Information of a Party shall also include, without limitation, (i) information regarding the Clinical Research Plan, the Clinical Candidate, Product, product and process development for Product, and other matters related to this Agreement or the business of the disclosing Party, including manufacturing, marketing, financial, personnel, scientific and other business information and plans, such as forecasts, suppliers and customer lists, and (ii) the material terms of this Agreement.

     1.4 "CLINICAL RESEARCH PLAN" shall have the meaning set forth in Article 2.

     1.5 "CLINICAL RESEARCH PLAN INFORMATION" shall have the meaning set forth in Section 7.1.1.

     1.6 "CRMC" shall mean the Clinical Research Management Committee established by the Parties pursuant to Section 2.2.

     1.7 "CONTROL" shall mean possession of the right to grant the licenses as provided for herein without violating the terms of any agreement or arrangement with a Third Party existing on the Effective Date.

     1.8 "FDA" shall mean the United States Food and Drug Administration.

     1.9 "IND" shall mean an Investigational New Drug Application as defined in the FDA regulations, as amended or supplemented from time to time.

     1.10 "IFM TECHNOLOGY" shall mean all technology, ideas, inventions (whether or not patentable), information, data, clinical and pre-clinical trial results, trade secrets, know-how, patents and patent applications (including any divisions, continuations, continuations-in-part, reissues, extensions, renewals, supplementary protection certificates and foreign counterparts thereof) that IFM owns, Controls or has developed as of the Effective Date.

     1.11 "NDA" shall mean a New Drug Application as defined in the United States Federal Food, Drug and Cosmetic Act and applicable regulations and guidances thereunder, as amended or supplemented from time to time.

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     1.12 "PHASE 1/PHASE 2" or "PHASE 1/2" shall mean the human clinical trials phase of clinical development of pharmaceutical products defined as "Phase 1" and "Phase 2" in the FDA regulations as amended or supplemented from time to time.

     1.13 "PHASE 3" or "PHASE 3" shall mean the human clinical trial that is intended to be the pivotal clinical trial to support approval of Product by the FDA, including without limitation the filing of a NDA for Product following completion of such Phase 3 clinical trial.

     1.14 "PRODUCT" shall mean any human white blood cell derived drug or biological that is the subject of an NDA or equivalent application for marketing approval, which has been identified or developed, in whole or in part, pursuant to or in connection with the Clinical Research Plan (including any human white blood cell derived drug or biological described in Section 1.2), including without limitation any and all improvements upon, modifications to or derivatives from any and all such human white blood cell derived drug or biological, and any and all product formulations, dosage forms, strengths and indications for any and all such human white blood cell derived drug or biological. Notwithstanding the foregoing, Product shall not include any drug or biological or other product that is unrelated to the Clinical Candidate, including without limitation OMNIFERON(TM) or any drug, biological or other product that is owned, in-licensed, acquired or otherwise controlled by VRGN or its Affiliates as of the Effective Date or thereafter.

     1.15 "REGULATORY APPROVAL" shall mean any approvals, licenses, registrations or authorizations of any federal, state or local regulatory body, agency or other government entity necessary for the development, use, manufacture, marketing, sale or distribution of Product in a particular country or territory in the world.

     1.16 "TERRITORY" shall mean the entire world excluding Japan; provided , however, if VRGN obtains exclusive rights in Japan with respect to the manufacture and supply of Product pursuant to Section 3.2.2, the Territory shall include Japan.

     1.17 "THIRD PARTY" shall mean any person, company or other legal entity that is not an Affiliate of either Party.

                                    ARTICLE 2

                             CLINICAL RESEARCH PLAN

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     2.1 CLINICAL RESEARCH PLAN. Under this Agreement, IFM will: (a) continue the clinical research of the Clinical Candidate being conducted by IFM as of the Effective Date (completion of a Phase 1/2 clinical trial already in progress);
(b) subject to Section 3.1.1, carry out further clinical research of the Clinical Candidate (conducting and completing one (1) Phase 3 clinical trial); and (c) conduct and complete other studies (including without limitation the dose-ranging study pursuant to Section 3.1.1(f)), and/or clinical trials as may be determined by the CRMC in accordance with Section 2.2 and expressly provided for in the Clinical Research Plan (collectively, the "Clinical Research Plan").

     2.1.1 Attached hereto as Exhibit A is a detailed description of the initial clinical research plan for the completion of the Phase 1/2 clinical trial by IFM. Such Exhibit A shall be amended in writing from time to time by the CRMC in accordance with Section 2.2, to include a detailed clinical research plan for:
(a) the conduct and completion of one (1) Phase 3 clinical trial by IFM, and (b) the conduct and completion of other studies and/or clinical trials as may be required under Section 2.1(c).

     2.1.2 As of the Effective Date, and at all times during the term of this Agreement, Exhibit A shall include: (i) a budget (the "Budget") which Budget must be submitted to VRGN in writing for prior written approval by VRGN, and
(ii) a time and events schedule (the "Schedule") which Schedule must be submitted to VRGN in writing for prior written approval by VRGN. After VRGN has exercised the Phase III Election pursuant to Section 3.1.2, the Budget may include the repayment of interest or principal on the outstanding debt of IFM to the Ben Franklin Technology Center of Southeastern Pennsylvania as of the Effective Date.

     2.1.3 Proceeds from the purchase by VRGN of shares of Convertible Preferred Stock of IFM pursuant to the Stock Purchase Agreement shall be used as set forth in Section 1.3 of the Stock Purchase Agreement.

     2.2 RESEARCH MANAGEMENT COMMITTEE FORMATION AND PROCEDURE. Within thirty
(30) days after the Effective Date, the Parties will form a Clinical Research Management Committee (the "CRMC") having the functions and powers described in
Section 2.3. The CRMC will be comprised of four (4) members. From the Effective Date until the exercise by VRGN of the Phase II Election pursuant to Section 3.1.1(b), the CRMC will be comprised of three (3) members from IFM and one (1) member from VRGN. From the exercise by VRGN of the Phase II Election pursuant to
Section 3.1.1(b) until the exercise by VRGN of the Phase III Election pursuant to Section 3.1.2(b), the CRMC will be comprised of two (2) members from IFM and two (2) members from VRGN. After the exercise by VRGN of the Phase III Election pursuant to

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Section 3.1.2(b), the CRMC will be comprised of one (1) member from
IFM and three (3) members from VRGN. All decisions of the CRMC must be approved in writing by a super-majority vote of the members of the CRMC. For the purposes hereof, a "super-majority vote" of the members of the CRMC shall mean that at least three (3) members of the four (4) member CRMC shall have affirmatively approved any such decision. IFM shall appoint the chairperson of the CRMC. The parties shall agree, in good faith, upon the time and place of meetings of the CRMC (which shall not be less than quarterly), substitutions for CRMC members, qualifications of CRMC members, and other similar matters. Within thirty (30) days after each meeting, the Chairman of the CRMC (who at the outset shall be Dr. Smart) will provide the Parties with a written report describing the status of the Clinical Research Plan, issues requiring resolution and resolutions of previously reported issues, all in reasonable detail. In the event the CRMC is unable to reach a decision on a matter within its purview, such matter will be resolved as follows. The matter will first be submitted to the Board of Directors of IFM which must approve unanimously any resolution of the matter if VRGN does not hold a majority of the seats on the Board of Directors of IFM at the time such matter is submitted to the Board of Directors of IFM. In any event, the Board of Directors of IFM shall have 30 days to resolve such matter; if the Board of Directors of IFM does not resolve the matter within such 30 day period, the matter will be submitted to the respective Presidents of IFM and VRGN, who shall meet (in person or by telephone) and attempt in good faith to resolve the matter within 30 days after the matter has been submitted to each of them. The determination of the Board of Directors of IFM or the Presidents of IFM and VRGN, as the case may be, shall be final and binding on the CRMC for the purposes hereof.

     2.3 CLINICAL RESEARCH MANAGEMENT COMMITTEE FUNCTIONS AND POWERS. The purpose of the CRMC shall be to oversee and to implement the clinical research and development of the Clinical Candidate, and registration of the Product, in accordance with the Clinical Research Plan. Accordingly, the CRMC shall: (a) encourage and facilitate ongoing cooperation between the Parties in the clinical research and development of the Clinical Candidate, and registration of the Product, (b) periodically review the progress of the Clinical Research Plan, including all information, data and results (including analyses thereof) from the studies, clinical trials and other work done under the Clinical Research Plan, and new developments in the area, and propose changes to the Clinical Research Plan based upon such review, (c) allocate tasks and coordinate activities required to perform the Clinical Research Plan, (d) monitor progress of the Clinical Research Plan and IFM's diligence in carrying out its responsibilities thereunder, (e) oversee the clinical trials conducted under the Clinical Research Plan, including the work of any advisors, investigators, contract research organizations and sites involved in the conduct of such clinical trials, and (f) carry out any other duties and responsibilities as are reasonable and necessary for the timely and cost

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effective clinical research and development of the Clinical Candidate and registration of Product.

     2.3.1 The costs and expenses of operating the CRMC shall be set forth in the Budget. Notwithstanding the foregoing, any out-of-pocket expenses incurred by the VRGN members of the CRMC in connection with their attending meetings of the CRMC (e.g., transportation, food and lodging) shall be paid for by VRGN alone, and such expenses shall not be part of the Budget for the CRMC, unless otherwise expressly provided for in the Budget.

     2.3.2 It is understood and agreed that the CRMC shall have no authority with respect to the research, development or registration of any drug or biological other than the Clinical Candidate or Product.

                 2.4 CLINICAL RESEARCH RESPONSIBILITIES OF IFM

     2.4.1 IFM shall, in accordance with the Clinical Research Plan (including without limitation the Budget and Schedule set forth therein): (a) complete the Phase 1/2 clinical trial, (b) conduct or have conducted and complete other studies and/or clinical trials as may be required under Section 2.1(c), (c) subject to Section 3.1.1, conduct or have conducted and complete the Phase 3 clinical trial, (d) subject to Section 2.4.3(g), interact with and respond promptly to any and all inquiries from the FDA, and (e) subject to Section 3.1.2, cooperate and provide assistance, as requested by VRGN, in connection with the preparation and submission of an NDA for the Product with the FDA, and obtaining Regulatory Approval in the United States for the Product, all in accordance with and subject to this Agreement. IFM shall ensure that carrying out the Clinical Research Plan in accordance with this Agreement is the first priority of its employees and that its employees devote a sufficient number of their working hours as necessary to carry out the Clinical Research Plan in accordance with this Agreement. The obligations of IFM under the preceding sentence shall apply with respect to all of IFM's employees, including without limitation Dr. Smart.

     2.4.2 All research and development work to be performed by or on behalf of IFM pursuant to this Agreement (including without limitation the conduct of studies, clinical trials and other Product registration activities) shall be performed in accordance with the Clinical Research Plan (including without limitation the Budget and Schedule set forth therein). Subject to the foregoing, IFM covenants and warrants that all research and development work conducted under this Agreement shall be performed in a diligent, timely and cost effective manner, and all clinical trials conducted under the Clinical Research Plan shall be performed in accordance with the requirements of the United States Federal Food, Drug and Cosmetic Act and implementing regulations and

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guidances, as may be amended and supplemented from time to time, including but not limited to current Good Clinical Practice (hereinafter collectively referred to as the "FD&C Act") and, if applicable, those international laws, regulations and standards equivalent to the foregoing, as they may be amended and supplemented from time to time. In performing such work and conducting such clinical trials, without limiting the obligations set forth in this Section 2.4, IFM shall provide (at its sole expense as provided for in the Budget, unless otherwise provided for herein) a sufficient number of full-time specialists competent and qualified to perform the work and conduct the studies and/or clinical trials to be conducted pursuant to this Agreement as specified in the Clinical Research Plan and in accordance with the Budget and Schedule therein. All plans to develop, study or test the Clinical Candidate or the Product (as the case may be) shall be subject to the prior review and written approval of the CRMC in accordance with Section 2.2 (which approval shall be obtained before the commencement of any study, test or trial using the Clinical Candidate or Product).

     2.4.3 At all times during the term hereof, for regulatory purposes, IFM shall be Sponsor of the Clinical Candidate and Product, and all documents relating to the Clinical Candidate and any Product shall refer to IFM as the Sponsor thereof and owner of the NDA for such Product. Accordingly, in carrying out all of its clinical research responsibilities under the Clinical Research Plan (which clinical research responsibilities include but are not necessarily limited to completion of the Phase 1/2 clinical trial for the Clinical Candidate and, subject to Section 3.1.1, conduct and completion of one (1) Phase 3 clinical trial for the Clinical Candidate, as well as such other studies and/or clinical trials as may be required under Section 2.1(c)), IFM hereby agrees that it shall have all of the obligations of a Sponsor with respect thereto. The Parties further agree that:

     (a) IFM shall have the right to utilize the services of one or more Third Parties, which Third Parties may be contract research organizations, subject to and in accordance with Section 2.6, to conduct and complete one (1) Phase 3 clinical trial and other studies and/or clinical trials as may be required under
Section 2.1(c).

     (b) The CRMC shall review in advance and approve in accordance with Section 2.2, any and all research activities by IFM, including but not limited to, approving the protocols for all clinical trials involving the Clinical Candidate or any Product.

     (c) The IND for any clinical trials involving the Clinical Candidate or any Product shall be in effect and supplemented in a timely manner by IFM.

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     (d) IFM shall ensure that no clinical trials involving the Clinical
Candidate or any Product shall commence without prior Institutional Review Board
(IRB) approval, nor shall any clinical trial continue without appropriate periodic review and re-approval of the clinical trial by an IRB.

     (e) IFM shall ensure that those IRBs approving clinical trials involving the Clinical Candidate or any Product shall be consulted regularly, and any changes to the protocols and informed consents for clinical trials mandated by the IRBs shall be reviewed and approved periodically by the CRMC.

     (f) IFM shall ensure that all adverse reaction reports for the Clinical Candidate or any Product shall be reported to the CRMC, the IRBs and the FDA on a timely basis.

     (g) The CRMC shall review and approve in advance in accordance with Section 2.2: (i) all submissions (including without limitation IND supplements) to the FDA relating to the Clinical Candidate or any Product, and (ii) within five (5) business days after their receipt by the CRMC (or sooner if requested by the FDA), all correspondence and other communications to the FDA shall be reviewed and approved in advance by the CRMC in accordance with Section 2.2. The CRMC (or the IRBs, if appropriate) shall be notified promptly upon receipt of any correspondence and other communications from the FDA, and copies thereof shall be promptly given to the CRMC (or the IRBs, if appropriate); and VRGN shall have the right (but not the obligation) to participate in any and all communications (including meetings, negotiations and telephone calls) with the FDA.

     (h) All data, results and information generated by any research studies relating to, and clinical trials involving, the Clinical Candidate or any Product, and analyses thereof (individually, a "Data Package" and collectively, the "Data Packages"), shall be compiled upon the completion of each such study or trial and submitted in a form that meets FDA's requirements relating to the preparation and submission of INDs and NDAs in a timely manner to the CRMC and VRGN in accordance with Sections 3.1.1 and 3.1.2.

     2.5 Time is expressly made of the essence with respect to each Party's performance under the Clinical Research Plan.

     2.6 USE OF THIRD PARTIES BY IFM. During the term of this Agreement, IFM may, in accordance with the Budget and Schedule, utilize the services of outside consultants or other Third Parties in connection with performing its work and conducting studies and clinical trials under this Agreement (which shall be at IFM's sole expense as provided for in the Budget, unless otherwise provided for herein); provided,

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however, that IFM assumes full responsibility and liability for such Third
Parties. Accordingly, IFM shall defend, indemnify and hold harmless VRGN and its Affiliates and their respective directors, officers, agents and employees, successors and assigns from and against any and all liabilities, claims, actions, suits, damages, losses, costs and expenses, fines and penalties (including without limitation attorney's fees and other costs of litigation, regardless of outcome) arising out of or related to the services of Third Parties in connection with performing any work or conducting any studies or clinical trials under this Agreement. VRGN shall have the right to approve in advance in writing any Third Party utilized by IFM to perform work or conduct studies or clinical trials on behalf of IFM under this Agreement, which approval shall not be unreasonably withheld or delayed, but no such approval by VRGN will affect IFM's responsibility and liability for such Third Party, nor shall it limit IFM's indemnification obligations under this Section 2.6.

                         2.7 REPORTS; SHARING OF DATA.

     2.7.1 IFM shall make available and disclose to VRGN, as soon as such information, data, results and analyses become available to IFM, all data (including raw data), information and results generated pursuant to studies and/or clinical trials conducted under the Clinical Research Plan (including all analyses thereof). IFM shall make available and disclose to the CRMC, on no less than a quarterly basis, summaries of the progress of such studies and/or clinical trials and other activities for which IFM is responsible under the Clinical Research Plan.

     2.7.2 All data (including raw data), information, results and analyses generated by or on behalf of IFM pursuant to the Clinical Research Plan, including all Data Packages, shall be deemed "Clinical Research Plan Information" (as that term is defined in Section 7.1.1) and shall be owned exclusively by IFM, and the provisions of Section 7.1.1 shall apply with respect thereto. Notwithstanding the foregoing, to the extent any such data (including raw data), information, results or analyses constitute or otherwise relate to process development for the Clinical Candidate or Product, such data (including raw data), information, results and analyses shall be deemed "Process Development Technology" (as that term is defined in Section 7.1.2) and shall be owned exclusively by VRGN, and the provisions of Section 7.1.2 shall apply with respect thereto.

     2.8 TERM AND TERMINATION OF THE CLINICAL RESEARCH PLAN. The Clinical Research Plan shall commence on the Effective Date and, unless earlier terminated as provided in this Agreement, continue until Regulatory Approval for the Product in the United States has been granted by the FDA; provided, however, that VRGN may, at its sole option, elect to terminate the Clinical Research Plan

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with or without cause at any time upon written notice to IFM. If VRGN elects to terminate the Clinical Research Plan under this Section 2.8, this Agreement shall be terminated in accordance with and subject to Article 10.

     2.9 COMPLIANCE WITH LAWS. IFM shall at all times comply fully with, and shall ensure that its employees, agents and contractors comply fully with, the FD&C Act and all other laws, regulations, rules, guidances, orders and regulatory requirements applicable to the performance of IFM's obligations under the Clinical Research Plan and this Agreement, including without limitation all laws, regulations, rules, guidances, orders and regulatory requirements relating to environmental, health and safety matters.

                                    ARTICLE 3

ELECTION TO PURSUE FURTHER CLINICAL RESEARCH AND NDA APPROVAL; MANUFACTURE BY
VRGN

     3.1 PHASE II AND PHASE III ELECTIONS BY VRGN.

     3.1.1 Following execution of this Agreement, IFM shall at its sole risk and expense as provided for in the Budget, complete the Phase 1/2 clinical trial for the Clinical Candidate as set forth in the Clinical Research Plan (including the Budget and Schedule therefor), in accordance with and subject to the terms and conditions of this Agreement.

     (a) If such Phase 1/2 clinical trial cannot be completed within the Schedule and/or Budget therefor (as set forth in the Clinical Research Plan), IFM shall immediately notify the CRMC and provide to the CRMC a proposed revised Budget and Schedule to the Clinical Research Plan setting forth the additional monies and time required to complete the Phase 1/2 clinical trial in accordance with the Clinical Research Plan. Within thirty (30) days after the CRMC has accepted the revised Budget and Schedule to the Clinical Research Plan for the completion of the Phase 1/2 clinical trial, VRGN shall have the right, but not the obligation, to provide (or cause to be provided) the additional monies required to complete the Phase 1/2 clinical trial based upon such revised Budget and Schedule, subject to the valuation of IFM at such time as determined under
Section 3.1.5(b)(i).

     (b) If such Phase 1/2 clinical trial is completed according to the Clinical Research Plan, then within one hundred twenty (120) days after its completion, IFM shall forward to VRGN a final Data Package containing all data, information and results (and analyses thereof) relating to or arising out of such Phase 1/2 clinical trial, in a

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form that meets FDA's requirements relating to the preparation and submission of
INDs and NDAs. After receipt of such Data Package, VRGN shall have seven (7) months within which to notify IFM in writing of VRGN's election in its sole discretion to have IFM conduct one (1) Phase 3 clinical trial for the Clinical Candidate in accordance with the Clinical Research Plan and this Agreement (the "Phase II Election"). During such seven (7) month period, without further notice from VRGN, IFM shall at its own expense as provided for in the Budget: (i) prepare a protocol for such Phase 3 clinical trial, (ii) set up, hold meetings and negotiate with the FDA regarding such Phase 3 clinical trial, and (iii) prepare a supplement to the IND for the Clinical Candidate to submit to the FDA for such Phase 3 clinical trial.

     (c) If VRGN does not exercise the Phase II Election by the end of such seven (7) month period, and IFM obtains a bona fide firm written commitment from a Third Party principal investor (a "Third Party Commitment") to fund a Phase 3 clinical trial for the Clinical Candidate (which Third Party Commitment shall be submitted by IFM to the CRMC for its review), this Agreement shall terminate in accordance with and subject to Article 10. Until IFM obtains a Third Party Commitment to fund a Phase 3 clinical trial for the Clinical Candidate, VRGN shall have the right to exercise the Phase II Election and this Agreement shall remain in full force and effect. Notwithstanding the foregoing, if: (i) VRGN does not exercise the Phase II Election by the end of such seven (7) month period, (ii) IFM obtains a Third Party Commitment to fund a Phase 3 clinical trial for the Clinical Candidate, and (iii) the terms of the definitive agreement between IFM and such Third Party are materially more favorable to such third party than those terms which were originally set forth in the Third Party Commitment from such Third Party (which definitive agreement shall be provided by IFM to VRGN for verification purposes under conditions of confidentiality), then VRGN shall have the right (but not the obligation) to exercise the Phase II Election within 30 days of the date IFM provides such definitive agreement to VRGN, in which case this Agreement shall continue in full force and effect but under the terms offered to such Third Party (if more favorable than those provided for in this Agreement).

     (d) If VRGN does not exercise the Phase II Election by the end of such seven (7) month period because VRGN believes one or more additional Phase 1 or 2 or Phase 1/2 clinical trials should be conducted before a Phase 3 clinical trial for the Clinical Candidate is conducted (including but not limited to repeating the Phase 1/2 clinical trial), then IFM shall provide to the CRMC a proposed revised Budget and Schedule to the Clinical Research Plan setting forth the additional monies and time required to complete such additional or repeated clinical trial(s) in accordance with the Clinical Research Plan. Within ninety
(90) days after the CRMC has accepted the revised Budget and Schedule to the Clinical Research Plan for the conduct of such additional or repeated clinical trial(s), VRGN shall have the right, but not the obligation, to provide (or

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cause to be provided) the additional monies required to conduct such additional or repeated clinical trial(s) based upon such revised Budget and Schedule, subject to the valuation of IFM at such time as determined under Section 3.1.5(b)(i). If VRGN provides (or causes to be provided) the additional monies required to conduct any such additional or repeated clinical trial(s), then the Clinical Research Plan shall be amended by the CRMC accordingly, IFM shall supplement and obtain FDA approval for the supplemented IND for the Clinical Candidate, and IFM shall perform such additional or repeated clinical trial(s) in accordance with the Clinical Research Plan and in accordance with and subject to this Agreement. If VRGN does not provide (or cause to be provided) the additional monies required to conduct any such additional or repeated clinical trial(s), and IFM obtains a Third Party Commitment to fund such additional or repeated clinical trial(s) (which Third Party Commitment shall be submitted by IFM to the CRMC for its review), this Agreement shall terminate in accordance with and subject to Article 10. Until IFM obtains a Third Party Commitment to fund such additional or repeated clinical trial(s), VRGN shall have the right to exercise the Phase II Election and this Agreement shall remain in full force and effect. Notwithstanding the foregoing, if: (i) VRGN does not provide (or cause to be provided) the additional monies required to conduct any such additional or repeated clinical trial(s), (ii) IFM obtains a Third Party Commitment to fund such additional or repeated clinical trial(s), and (iii) the terms of the definitive agreement between IFM and such Third Party are materially more favorable to such Third Party than those terms which were originally set forth in the Third Party Commitment from such Third Party (which definitive agreement shall be provided by IFM to VRGN for verification purposes under conditions of confidentiality), then VRGN shall have the right (but not the obligation) to provide (or cause to be provided) within 30 days of the date IFM provides such definitive agreement to VRGN, the additional monies required to conduct any such additional or repeated clinical trial(s), in which case this Agreement shall continue in full force and effect but under the terms offered to such Third Party (if more favorable than those provided for in this Agreement).

     (e) If VRGN funds additional or repeated clinical trial(s) under Section 3.1.1(d), then within one hundred twenty (120) days after the completion of any such additional or repeated clinical trial(s), a Data Package containing all data, information and results (and analyses thereof) relating to or arising out of such additional or repeated clinical trial(s) shall be submitted by IFM to the CRMC for its review in a form that meets FDA's requirements relating to the preparation and submission of INDs and NDAs. VRGN shall, within seven (7) months after the submission of such Data Package to the CRMC, have the right (but not the obligation) to exercise the Phase II Election, in which case IFM shall conduct a Phase 3 clinical trial for the Clinical Candidate in accordance with the Clinical Research Plan and this Agreement. VRGN's obligation to exercise such Phase II Election under this Section 3.1.1(e) shall, however, be suspended if a dose-ranging study for the Clinical Candidate is conducted pursuant to Section 3.1.1(f).

     (f) If within sixty (60) days after the submission of the Data Package under Section 3.1.1(b) or Section 3.1.1(e) to the CRMC, the CRMC determines that a dose-ranging study for the Clinical Candidate is to be conducted before commencement of a Phase 3 clinical trial, then IFM shall provide to the CRMC a Budget and Schedule for such dose-ranging study. VRGN shall have the right, but not the obligation, to elect to fund (or cause to be funded) such dose-ranging study in accordance with Section 3.1.5(c) within one hundred twenty (120) days after the acceptance by the CRMC of such Budget and Schedule for the dose-ranging study. If VRGN elects to fund (or cause to be funded) such dose-ranging study in accordance with Section 3.1.5(c): (i) the Clinical Research Plan shall be amended by the CRMC to include the conduct and completion of one (1) dose-ranging study for the Clinical Candidate, (ii) IFM shall prepare the protocol for such dose-ranging study, (iii) IFM shall set up, hold meetings and negotiate with the FDA regarding such dose-ranging study, (iv) IFM shall prepare a supplement to the IND for the Clinical Candidate to submit to the FDA for such dose-ranging study, in a manner that meets FDA's requirements relating to the preparation and submission of INDs and NDAs, and shall obtain FDA approval for the supplemented IND, and (v) IFM shall conduct such dose-ranging study in accordance with the Clinical Research Plan (including the Schedule and Budget therefor) and in accordance with and subject to this Agreement. Within one hundred twenty (120) days after the completion of such dose-ranging study, a Data Package containing all data, information and results (and analyses thereof) relating to or arising out of such dose-ranging study shall be submitted by IFM to the CRMC for its review in a form that meets FDA's requirements relating to the preparation and submission of INDs and NDAs. VRGN shall, within seven (7) months after the submission of such Data Package to the CRMC, have the right (but not the obligation) to exercise the Phase II Election. If VRGN does not elect to fund (or cause to be funded) such dose-ranging study, subject to
Section 3.1.5(c), this Agreement shall terminate in accordance with and subject to Article 10.

     (g) If VRGN does not agree that a protocol prepared by IFM for any clinical trial or study to be conducted pursuant to this Article 3 is necessary and appropriate with respect to its scope or size (such as, for example, VRGN believes the trial or study for which the protocol is designed is unnecessarily large or expensive), VRGN shall have the right to require the Parties to submit the issue to a single independent Third Party mutually acceptable to the Parties (the "Arbitrator") for resolution. The Arbitrator shall have considerable experience in the business, clinical and regulatory development of biopharmaceutical products, including without limitation the design of protocols for human clinical trials for such products. The decision of the Arbitrator shall be binding on the Parties for the purposes hereof, such that if the

Arbitrator decides that a protocol prepared by IFM for any clinical trial or study to be conducted pursuant to this Article 3 is necessary and appropriate in scope and size, such protocol may be used by IFM for such clinical trial or study. If, however, the Arbitrator decides there are aspects of a protocol prepared by IFM for any clinical trial or study to be conducted pursuant to this
Article 3, which are not necessary or appropriate, such protocol shall be subject to VRGN's approval. The arbitration shall be held in a place to be mutually agreed by VRGN and IFM, according to the commercial rules of the American Arbitration Association (the "AAA"), and the Parties shall share equally the costs of such arbitration under this Section 3.1.1(g).

     3.1.2 If VRGN exercises the Phase II Election under Section 3.1.1: (i) the Clinical Research Plan shall be amended by the CRMC to include the conduct and completion of one (1) Phase 3 clinical trial for the Clinical Candidate, (ii) VRGN shall provide the funding required (or cause such funding to be provided), for IFM to conduct one (1) Phase 3 clinical trial for the Clinical Candidate in accordance with the Clinical Research Plan; provided, however, that if a dose-ranging study is included in such Phase 3 clinical trial, Section 3.1.5(a) or Section 3.1.5(b)(i) shall apply with respect to the incremental additional costs to conduct the dose-ranging study as part of such Phase 3 clinical trial, which incremental additional costs are paid by VRGN in funding such Phase 3 clinical trial pursuant to the Phase II Election, (iii) IFM shall supplement, in a manner that meets FDA's requirements relating to the preparation and submission of INDs and NDAs, and obtain FDA approval for the supplemented IND for the Clinical Candidate, and (iv) IFM shall conduct such Phase 3 clinical trial in accordance with the Clinical Research Plan (including the Schedule and Budget therefor) and in accordance with and subject to this Agreement.

     (a) If such Phase 3 clinical trial cannot be completed within the Schedule and/or Budget therefor (as set forth in the Clinical Research Plan), IFM shall immediately notify the CRMC and provide to the CRMC a proposed revised Budget and Schedule to the Clinical Research Plan setting forth the additional monies and time required to complete the Phase 3 clinical trial in accordance with the Clinical Research Plan. Within one hundred eighty (180) days after the CRMC has accepted the revised Budget and Schedule to the Clinical Research Plan for the completion of the Phase 3 clinical trial, VRGN shall have the right, but not the obligation, to provide (or cause to be provided) the additional monies required to complete the Phase 3 clinical trial based upon such revised Budget and Schedule, subject to the valuation of IFM at such time as determined under
Section 3.1.5(b)(i).

     (b) If such Phase 3 clinical trial is completed according to the Clinical Research Plan, then within one hundred twenty (120) days after its completion, IFM shall forward to VRGN a final Data Package containing all data, information and results (and analyses thereof) relating to or arising out of such Phase 3 clinical trial in a form that meets FDA's requirements relating to the preparation and submission of INDs and NDAs. After receipt of such Data Package, VRGN shall have nine (9) months within which to notify IFM in writing of VRGN's election, in its sole discretion, to prepare and submit to the FDA an NDA for the Clinical Candidate (the "Phase III Election"). Upon the exercise by VRGN of the Phase III Election, the Clinical Candidate shall be deemed to be a Product. During such nine (9) month period, upon VRGN's request and at VRGN's direction, IFM shall, at its own expense as provided for in the Budget: (i) fully cooperate and assist VRGN with the preparation and submission of such NDA to the FDA; and
(ii) participate in meetings and negotiations with the FDA regarding the preparation and submission of such NDA.

     (c) If VRGN does not exercise the Phase III Election by the end of such nine (9) month period because VRGN believes one or more additional clinical trials should be conducted before an NDA for the Product is submitted with the FDA (including but not limited to repeating the Phase 3 clinical trial), then IFM shall provide to the CRMC a proposed revised Budget and Schedule to the Clinical Research Plan setting forth the additional monies and time required to complete such additional or repeated clinical trial(s) in accordance with the Clinical Research Plan. Within one hundred eighty (180) days after the CRMC has accepted the revised Budget and Schedule to the Clinical Research Plan for the conduct of such additional or repeated clinical trials, VRGN shall have the right, but not the obligation, to provide (or cause to be provided) the additional monies required to conduct such additional or repeated clinical trials based upon such revised Budget and Schedule, subject to the valuation of IFM at such time as determined under Section 3.1.5(b)(i). If VRGN provides (or causes to be provided) the additional monies required to conduct any such additional or repeated clinical trial(s), then the Clinical Research Plan shall be amended by the CRMC accordingly, IFM shall supplement, and obtain approval from the FDA for the supplemented IND for the Clinical Candidate, and IFM shall perform such additional or repeated clinical trial(s) in accordance with the Clinical Research Plan and in accordance with and subject to this Agreement. If VRGN does not provide (or cause to be provided) the additional monies required to conduct such additional or repeated clinical trial(s), and IFM obtains a Third Party Commitment to fund such additional or repeated clinical trial(s) (which Third Party Commitment shall be submitted by IFM to the CRMC for its review), this Agreement shall terminate in accordance with and subject to
Article 10. Until IFM obtains a Third Party Commitment to fund such additional or repeated clinical trial(s), VRGN shall have the right to exercise the Phase III Election and this Agreement shall remain in full force and effect. Notwithstanding the foregoing, if: (i) VRGN does not provide (or cause to be provided) the additional monies required to conduct any such additional or repeated clinical trial(s), (ii) IFM obtains a Third Party Commitment to fund such additional or repeated clinical trial(s), and (iii) the terms of the definitive agreement between IFM and such Third Party are materially more favorable to such Third Party than those terms which were originally set forth in the Third Party Commitment from such Third Party (which definitive agreement shall be provided by IFM to VRGN for verification purposes under conditions of confidentiality), then VRGN shall have the right (but not the obligation) to provide (or cause to be provided) the additional monies required to conduct such additional or repeated clinical trial(s) within 30 days of the date IFM provides such definitive agreement to VRGN, in which case this Agreement shall continue in full force and effect but under the terms offered to such Third Party (if more favorable than those provided for in this Agreement).

     (d) If VRGN provides (or causes to be provided) the additional monies required to conduct any additional or repeated clinical trial(s) under Section 3.1.2(c), then within one hundred twenty (120) days after the completion of any such additional or repeated clinical trial(s), a Data Package containing all data, information and results (and analyses thereof) relating to or arising out of such additional or repeated clinical trial(s) shall be submitted by IFM to the CRMC for its review in a form that meets FDA's requirements relating to the preparation and submission of INDs and NDAs. VRGN shall thereupon (but not later than nine (9) months after the submission of such Data Package to the CRMC) have the right (but not the obligation) to exercise the Phase III Election and, upon VRGN's request and at VRGN's direction, IFM shall, at its own expense as provided for in the Budget: (i) fully cooperate and assist VRGN with the preparation and submission of such NDA to the FDA; and (ii) participate in meetings and negotiations with the FDA regarding the preparation and submission of such NDA.

     3.1.3 If VRGN exercises the Phase III Election under Section 3.1.2: (i) IFM shall compile at its own expense as provided for in the Budget, a final report of all Data Packages, in a form that meets FDA's requirements relating to the preparation and submission of INDs and NDAs, within one hundred twenty (120) days after the Phase III Election by VRGN under Section 3.1.2, and (ii) VRGN shall at its own expense prepare and submit an NDA for the Product with the FDA and seek to obtain FDA approval for such NDA for IFM. The obligations of IFM under Section 3.1.3(i) shall be undertaken by IFM in accordance with the Clinical Research Plan (including within the Budget therefor) and in accordance with and subject to this Agreement. If compiling a final report of all Data Packages, in a form that meets FDA's requirements relating to the preparation and submission of INDs and NDAs, exceeds the Budget therefor or takes longer than one hundred twenty (120) days, IFM shall immediately notify the CRMC and provide to the CRMC a proposed revised Budget and Schedule to the Clinical Research Plan setting forth the additional monies and time required to complete the compilation of a final report of all Data Packages, in a form that meets FDA's requirements relating to the preparation and submission of INDs and NDAs, in accordance with the Clinical

Research Plan. Within one hundred twenty (120) days after the CRMC has accepted the revised Budget and Schedule to the Clinical Research Plan for such compilation of a final report of all Data Packages, VRGN shall have the right, but not the obligation, to provide (or cause to be provided) the additional monies required to complete such compilation of a final report of all Data Packages, subject to the valuation of IFM at such time as determined under
Section 3.1.5(b)(i).

     3.1.4 In connection with preparing and submitting the NDA for the Product with the FDA, and seeking to obtain and obtaining FDA approval for such NDA, VRGN shall at all times be deemed to be acting on behalf of IFM (which shall be the Sponsor of the Product and owner of the NDA for the Product), and all documents relating to the Product shall refer to IFM as the Sponsor thereof and owner of the NDA for the Product. The CRMC shall be informed on a regular basis of the status of the NDA approval process. With respect to the NDA for the Product, VRGN shall be responsible for all submissions to the FDA relating to the Product (including without limitation the NDA), all correspondence and other communications to the FDA, and any and all communications (including meetings, negotiations and telephone calls) with the FDA, provided that IFM shall have the right to review and comment upon all such submissions, correspondence and other communications, and shall have the right to participate in any meetings, negotiations and telephone calls with the FDA.

     3.1.5 Notwithstanding any other provision of this Article 3, if VRGN elects, under Sections 3.1.1(a), 3.1.1(d), 3.1.1(f), 3.1.2(a), 3.1.2(c) or
3.1.3, to provide (or cause to be provided) to IFM additional monies (as provided for in a revised Budget and Schedule to the Clinical Research Plan) for IFM to: (i) complete a clinical trial(s), (ii) perform an additional or repeated study and/or clinical trial(s), including without limitation a dose-ranging study if required pursuant to Section 3.1.1(f), and/or (iii) compile a final report of all Data Packages in accordance with Section 3.1.3, then in each such case, at the sole option of VRGN after consultations with IFM, either:

     (a) VRGN shall provide such additional monies to IFM as a secured lender; and/or

     (b) IFM shall issue to VRGN additional shares of IFM Series A Convertible Preferred Stock in consideration therefor. The purchase price at which such additional shares shall be issued shall be determined, on a case-by-case basis, as follows:

     (i) Except in the event where additional monies to fund a dose-ranging study may be required pursuant to Section 3.1.1(f), which event is addressed in
Section 3.1.5(c) below, the Parties shall negotiate in good faith at such time the per share purchase price of such IFM Series A Convertible Preferred Stock. If the Parties are unable to agree upon such per share purchase price within thirty (30) days after the CRMC has accepted a revised Budget and Schedule to the Clinical Research Plan for the: (A) completion of clinical trial(s), (B) performance of an additional or repeated study and/or clinical trial(s), and/or (C) compilation of a final report of all Data Packages in accordance with Section 3.1.3 (as the case may be), the Parties shall select a mutually acceptable independent Third Party (the "Appraiser") to make a then-current valuation of IFM for such purpose (the "IFM Valuation"). VRGN shall have the right, but not the obligation, within one hundred twenty (120) days after the determination of the IFM Valuation by the Appraiser, to purchase additional shares of IFM Series A Convertible Preferred Stock based on the determination of the IFM Valuation by such Appraiser. If VRGN decides to purchase additional shares of IFM Series A Convertible Preferred Stock based on the determination of such Appraiser, the per share purchase price of such Stock shall be the IFM Valuation, divided by the total number of issued and convertible, exchangeable or exercisable for shares of IFM common stock (on a fully-diluted basis) outstanding immediately prior to payment of additional monies by VRGN under this Section 3.1.5(b). Upon such payment , IFM shall issue to VRGN such number of shares equal to the amount of additional monies provided by VRGN in such case, divided by the per share purchase price.

     (ii) If VRGN decides not to provide (or cause to be provided) additional monies to IFM as a secured lender under Section 3.1.5(a), or does not purchase additional shares of IFM Series A Convertible Preferred Stock pursuant to
Section 3.1.5(b)(i), then IFM shall have the right to obtain Third Party financing as the funding source to: (A) complete clinical trial(s), (B) perform additional or repeated study(ies) and/or clinical trial(s), and/or (C) compile a final report of all Data Packages in accordance with Section 3.1.3, as the case may be. Notwithstanding the foregoing, IFM shall not obtain Third Party financing as the funding source for such additional monies under this Section 3.1.5(b)(ii) where the aggregate consideration, in whatever form, proposed to be paid by such Third Party to IFM for such Third Party financing is more favorable than the IFM Valuation as determined by the Appraiser, without first providing VRGN a right to first refusal to provide such additional monies to IFM on the same terms as in the proposed Third Party financing. In such event, IFM shall provide VRGN with the terms of the proposed Third Party financing and within 30 days VRGN shall determine whether to exercise its right of first refusal hereunder. If VRGN refuses to provide (or cause to be provided) the additional monies at the terms of such proposed Third Party financing, then IFM shall have the right to obtain such Third Party financing as the funding source for the activities described herein.

     (iii) If as a result of circumstances within the reasonable control of IFM (and not due to the material breach, material default, negligence or willful misconduct of VRGN or other action of VRGN that prevents IFM from exercising such reasonable control), including a material breach or material default in the conduct of the original Phase 1/2 clinical trial or in IFM's performance of this Agreement, or the negligence or willful misconduct of IFM, additional monies are required under Section 3.1.1(a) or 3.1.1(d) for IFM to complete a clinical trial or perform an additional or repeated study and/or clinical trial(s), then the per share purchase price of such additional shares of IFM Series A Convertible Preferred Stock shall be eighty percent (80%) of the valuation of IFM immediately prior to the date on which the Phase II Election must be exercised (the "Pre-Phase II Election IFM Valuation"), divided by the total number of issued and convertible, exchangeable or exercisable for shares of IFM common stock (on a fully-diluted basis) outstanding immediately prior to payment of additional monies by VRGN under this Section 3.1.5(b). Such valuation shall be made by mutual agreement of the Parties or by an Appraiser in accordance with
Section 3.1.5(b)(i). Upon such payment, IFM shall issue to VRGN such number of shares equal to the amount of additional monies provided by VRGN in such case, divided by the per share purchase price.

     (iv) If as a result of circumstances within the reasonable control of IFM (and not due to the material breach, material default, negligence or willful misconduct of VRGN or other action of VRGN that prevents IFM from exercising such reasonable control), including a material breach or material default in the conduct of the original Phase 3 clinical trial or in IFM's performance of this Agreement, or the negligence or willful misconduct of IFM, additional monies are required under Section 3.1.2(a) or 3.1.2(c) for IFM to perform an additional or repeated study and/or clinical trial(s), then the per share purchase price of such additional shares of IFM Series A Convertible Preferred Stock shall be eighty percent (80%) of the valuation of IFM immediately prior to the date on which the Phase III Election must be exercised (the "Pre-Phase III Election IFM Valuation"), divided by the total number of issued and convertible, exchangeable or exercisable for shares of IFM common stock (on a fully-diluted basis) outstanding immediately prior to payment of additional monies by VRGN under this
Section 3.1.5(b). Such valuation shall be made by mutual agreement of the Parties or by an Appraiser in accordance with Section 3.1.5(b)(i). Upon such payment, IFM shall issue to VRGN such number of shares equal to the amount of additional monies provided by VRGN in such case, divided by the per share purchase price.

     (v) If as a result of circumstances within the reasonable control of IFM (and not due to the material breach, material default, negligence or willful misconduct of VRGN or other action of VRGN that prevents IFM from exercising such reasonable control), including a material breach or material default in IFM's performance of its obligations under Section 3.1.3 or this Agreement, or the negligence or misconduct of IFM, additional monies are required under
Section 3.1.3 for IFM to compile a final report of all Data Packages, in a form that meets FDA's requirements relating to the preparation and submission of INDs and NDAs, within one hundred twenty (120) days after the Phase III Election by VRGN under Section 3.1.2, then the per share purchase price of such additional shares of IFM Series A Convertible Preferred Stock shall be eighty percent (80%) of the valuation of IFM immediately following the date on which the Phase III Election was exercised (the "Post-Phase III Election IFM Valuation"), divided by the total number of issued and convertible, exchangeable or exercisable for shares of IFM common stock (on a fully-diluted basis) outstanding immediately prior to payment of additional monies by VRGN under this Section 3.1.5(b). Such valuation shall be made by mutual agreement of the Parties or by an Appraiser in accordance with
Section 3.1.5(b)(i). Upon such payment, IFM shall issue to VRGN such number of shares equal to the amount of additional monies provided by VRGN in such case, divided by the per share purchase price.

     (vi) In consideration of the substantial investment by VRGN in IFM through the exercise of the Phase II Election by VRGN, it is agreed that if at any time after the Phase II Election by VRGN (provided that VRGN has provided, or has caused to be provided, the additional monies to fund the Phase 3 clinical trial through the purchase of capital stock of IFM (i.e., for securities that are either IFM capital stock or are convertible into IFM capital stock)), IFM commits a material breach or defaults in the performance of its obligations under this Agreement, or is otherwise negligent or engages in willful misconduct and, at such time, a majority of the directors of the Board of Directors of IFM has not been appointed by VRGN, then IFM shall take all necessary steps to reconstitute the Board of Directors of IFM, such that a majority of its members shall be appointed by VRGN.

     (vii) For the purposes of this Section 3.1.5, a material breach or material default shall include without limitation IFM's or its employees', agents' or contractors' inability to complete a clinical trial or study (as the case may be) within the Budget and/or Schedule therefor; provided such inability was within IFM's or its employees', agents' or contractors' reasonable control, and not due to the material breach, material default, negligence or willful misconduct of VRGN or other action of VRGN that prevents IFM from exercising such reasonable control.

     (c) The Parties acknowledge and agree that as of the Effective Date, the valuation of IFM is eleven million, five hundred thousand dollars ($11,500,000), which amount shall be referred to herein as the "Original IFM Valuation". If, pursuant to Section 3.1.1(f), the CRMC determines that a dose-ranging study for the Clinical Candidate is to be conducted before commencement of a Phase 3 clinical trial, and VRGN elects, under Section 3.1.1(f), to provide (or cause to be provided) to IFM the additional monies (as provided for in a Budget and Schedule to the Clinical Research Plan) required for IFM to conduct such dose-ranging study, then VRGN shall either provide (or cause to be provided) such monies to IFM as a secured lender under
Section 3.1.5(a), or purchase additional shares of IFM Series A Convertible Preferred Stock based on the Original IFM Valuation, such that the per share purchase price of such Stock shall be the Original IFM Valuation, divided by the total number of issued and convertible, exchangeable or exercisable for IFM common stock (on a fully-diluted basis) outstanding immediately prior to payment of additional monies by VRGN under this Section 3.1.5(c). Upon such payment, IFM shall issue to VRGN such number of shares equal to the amount of additional monies provided (or caused to be provided) by VRGN in such case, divided by the per share purchase price. If VRGN decides not to fund (or cause to be funded) the dose-ranging study pursuant to Section 3.1.1(f), then IFM shall have the right to obtain Third Party financing to fund such dose-ranging study. Notwithstanding the foregoing, IFM shall not obtain Third Party financing as the funding source for such additional monies under this Section 3.1.5(c) where the aggregate consideration, in whatever form, proposed to be paid by such Third Party to IFM for such Third Party financing is more favorable than the Original IFM Valuation, without first providing VRGN a right to first refusal to provide such additional monies to IFM on the same terms as in the proposed Third Party financing. In such event, IFM shall provide VRGN with the terms of the proposed Third Party financing and within 30 days VRGN shall determine whether to exercise it s right of first refusal hereunder. If VRGN refuses to provide (or cause to be provided) the additional monies at the terms of such proposed Third Party financing, then IFM shall have the right to obtain such Third Party financing as the funding source for such dose-ranging study.

     3.1.6 IFM shall promptly notify VRGN in writing if, at any time, IFM obtains financing from a Third Party to fund: (a) a Phase 3 clinical trial for the Clinical Candidate, (b) the preparation or submission of an NDA to the FDA for the Product, (c) obtaining FDA approval for such NDA, (d) completion of clinical trial(s), (e) performance of additional or repeated study(ies) and/or clinical trial(s), including without limitation a dose-ranging study if required pursuant to Section 3.1.1(f), and/or (f) compilation of a final report of all Data Packages in accordance with Section 3.1.3.

     3.1.7 IFM shall, on a monthly basis, submit to VRGN financial information, in form and content mutually acceptable to the Parties, evidencing all fees, costs and expenses incurred by IFM in connection with carrying out its obligations under the Clinical Research Plan in accordance with the Budget (including without limitation the conduct of studies and/or clinical trials). VRGN or its representatives shall have the right, on an annual basis during regular business hours and upon reasonable advance notice, during the term hereof and for a period of two (2) years thereafter, to examine IFM's books and records for the purpose of verifying all such fees, costs and expenses.

     3.1.8 IFM will own: (i) any and all NDA(s) for Product and any equivalent marketing approval applications, and all Regulatory Approvals for Product in every country and territory in the world (excluding Regulatory Approvals for the manufacture of Product, which shall be owned by VRGN), and (ii) except for that data (including raw data), information and results (including analyses thereof) constituting or otherwise relating to Process Development Technology (as that term is defined herein), all data (including raw data), information and results (including analyses thereof) contained in such NDA(s) and other Regulatory Approvals and the provisions of Section 7.1.2 shall apply with respect thereto.

                          3.2 MANUFACTURE BY VIRAGEN.

     3.2.1 Pursuant to the grant of licenses and other rights under Article 5, VRGN shall at all times, subject to granting license(s) to Product Marketers (as that term is defined in Section 3.2.5) or other Third Parties pursuant to Sections 3.2.6, 3.2.7 or 3.2.8, have exclusive rights in the Territory with respect to the manufacture and supply of Product and exclusive control over the manufacture and supply of Product for use, distribution or sale anywhere in the Territory. Accordingly, subject to granting license(s) to Product Marketers or other Third Parties pursuant to Sections 3.2.6, 3.2.7 or 3.2.8, VRGN shall be the exclusive manufacturer and supplier of all Product for use, distribution or sale anywhere in the Territory, including without limitation all Product required for: (i) research and development purposes, (ii) Regulatory Approval purposes with regulatory authorities anywhere in the Territory, (iii) pre-clinical and clinical trials (both before and after Product Regulatory Approval), (iv) samples for distribution to physicians and other health care professionals, and (v) commercial distribution and sale.

     3.2.2 The Parties acknowledge that as of the Effective Date, IFM is engaged in discussions with Japanese pharmaceuticals companies regarding the possible licensing by IFM to a Japanese pharmaceuticals company of rights to develop, register, manufacture, market, sell, distribute and commercialize in Japan the Clinical Candidate that exists as of the Effective Date. IFM hereby agrees to grant to VRGN, without additional consideration of any kind, exclusive rights in Japan with respect to the manufacture and supply of Product, and exclusive control over the manufacture and supply of Product for use, distribution or sale in Japan if, within two (2) years after the Effective Date, IFM does not enter into a definitive written agreement with a Japanese pharmaceuticals company pursuant to which IFM grants to such Japanese pharmaceuticals company exclusive rights with respect to the development, registration, manufacture and commercialization in Japan of the Clinical Candidate that exists as of the Effective Date. IFM agrees that it shall not, in any discussions with Third Parties including Japanese pharmaceuticals companies, discuss or disclose any Confidential Information of VRGN, including without limitation, Process Development Technology.

     3.2.3 Upon the grant by IFM to VRGN of the exclusive rights in Japan with respect to the manufacture and supply of the Product pursuant to Section 3.2.2, VRGN shall be the exclusive manufacturer and supplier of all Product for use, distribution or sale in Japan, including without limitation all Product required for: (i) research and development purposes, (ii) Regulatory Approval purposes with regulatory authorities anywhere in Japan, (iii) pre-clinical and clinical trials in Japan (both before and after Product Regulatory Approval), (iv) samples for distribution to physicians and other health care professionals in Japan, and (v) commercial distribution and sale in Japan.

     3.2.4 VRGN will be responsible for all direct and indirect costs and expenses related to: (i) pilot plant or small-scale manufacturing of the Product, (ii) scale-up and qualification for commercial manufacturing of the Product, and (iii) obtaining all licenses, permits and authorizations for those facilities where the Product is manufactured. VRGN shall have the right, in its sole discretion, to subcontract to Affiliates and Third Parties certain activities in the manufacture of Product including without limitation formulation and fill and packaging and labeling of Product. In the case of such subcontracting by VRGN, VRGN assumes full responsibility and liability for the performance of its subcontractors in carrying out such activities. VRGN shall defend, indemnify and hold harmless IFM and its Affiliates (excluding VRGN) and their respective directors (excluding VRGN representatives), officers, agents and employees, successors and assigns from and against any and all liabilities, claims, actions, suits, damages, losses, costs and expenses, fines and penalties (including without limitation attorney's fees and other costs of litigation, regardless of outcome) arising out of or related to the manufacture of Product (including without limitation the formulation and fill and packaging and labeling of Product) by Third Parties or Affiliates of VRGN (excluding IFM) pursuant to subcontracts with VRGN. VRGN shall cause the manufacture of Product and, to the extent any external financing is obtained in connection therewith, such financing shall be obtained without diluting the then-current stockholders of IFM.

     3.2.5 VRGN shall supply Product to IFM and its Affiliates, partners, distributors, licensees and other Third Parties having rights with respect to the distribution, marketing or sale of Product in the Territory (and Japan if VRGN obtains exclusive rights with respect to the exclusive manufacture and supply of Product in Japan under Section 3.2.2) (collectively, "Product Marketers"). VRGN's supply of Product to Product Marketers shall be subject to the terms and conditions of arm's length Supply Agreements negotiated in good faith between VRGN and such Product Marketers.

VRGN shall be the exclusive supplier of Product under any and all such Supply Agreements (such that all Product Marketers shall purchase their entire requirements of Product from VRGN), and the price of any Product supplied by VRGN under such Supply Agreements shall be commercially reasonable.

     3.2.6 If it is determined pursuant to arbitration under Section 3.2.8, that the price of any Product proposed to be supplied by VRGN to a Product Marketer under a Supply Agreement, is not commercially reasonable, then at its option, VRGN shall either supply Product to such Product Marketer at a price that is determined to be commercially reasonable pursuant to such arbitration proceeding or, within a reasonable time thereafter, VRGN and such Product Marketer shall negotiate in good faith the grant of a license to such Product Marketer under the Process Development Technology, for the sole purpose of using Process Development Technology in the manufacture of Product. Notwithstanding the foregoing, VRGN reserves the right to not grant a license to a Product Marketer if VRGN reasonably believes such Product Marketer would not be able to meet its obligations under the license, but in such event, VRGN shall supply Product to such Product Marketer at the price determined to be commercially reasonable pursuant to the arbitration proceeding under Section 3.2.8.

     3.2.7 If this Agreement terminates pursuant to Sections 2.8, 3.1.1(c), 3.1.1(d) or 3.1.2(c), then at the request of IFM, VRGN and a Product Marketer desiring to obtain a license from VRGN, will negotiate in good faith the grant of a license under the Process Development Technology to such Product Marketer for the sole purpose of using Process Development Technology in the manufacture of Product. Notwithstanding the foregoing, VRGN reserves the right to not grant a license to a Product Marketer if VRGN reasonably believes such Product Marketer would not be able to meet its obligations under the license. In the event VRGN does not grant a license to such Product Marketer for such reason, IFM shall have the same rights to Process Development Technology that IFM would have in a Chapter 7 bankruptcy case with respect to VRGN, where the license was rejected by VRGN's trustee in bankruptcy pursuant to clauses (1)(B), (2) and (3) of 11 U.S.C. Section 365(n) of the United States Bankruptcy Code.

     3.2.8 Any license granted by VRGN pursuant to Sections 3.2.6 or 3.2.7, shall be royalty-bearing and shall include other customary consideration given to licensors under such license agreements, and shall contain other reasonable commercial terms as agreed between VRGN and such Product Marketer, including without limitation full indemnification in favor of VRGN. If VRGN and such Product Marketer do not enter into a definitive license agreement after negotiating in good faith for a period of one hundred twenty (120) days, because VRGN and such Product Marketer have been unable to agree on the terms of such license agreement, then the Product Marketer may request that the determination of such terms be submitted to and made by a single independent Third Party mutually acceptable to the Parties (the "Arbitrator"). The Arbitrator under this Section 3.2.8 shall have considerable business experience in the licensing of biopharmaceutical products, including without limitation licensing of manufacturing rights for such products. The decision of the Arbitrator shall be binding on the Parties for the purposes hereof, such that VRGN shall grant a license under its Process Development Technology to such Product Marketer or other Third Party, for the sole purpose of using Process Development Technology in the manufacture of Product, containing terms determined by the Arbitrator. The arbitration shall be held in a place to be mutually agreed by VRGN and the Product Marketer or other Third Party, according to the commercial rules of the AAA. VRGN and the Product Marketer or other Third Party shall share equally the costs of arbitration under this Section 3.2.8.

                                   ARTICLE 4

                   PRODUCT AND PROCESS DEVELOPMENT BY VIRAGEN

     4.1 VRGN shall exercise commercially reasonable efforts, at its own expense, to carry out process development for the Clinical Candidate and Product during the term hereof. VRGN shall have exclusive control over and responsibility for conducting any and all process development for the Clinical Candidate and Product (including but not limited to process improvements). IFM shall participate at VRGN's request with VRGN in carrying out any process development for the Clinical Candidate and Product, and VRGN shall provide the CRMC with quarterly summaries of VRGN's activities in carrying out process development for the Clinical Candidate and Product. VRGN's activities in carrying out process development for the Clinical Candidate and Product shall be at the direction of the PDSC (defined below) and shall include the conduct of comparability (equivalency) studies, stability studies and other such process development required to support clinical trials and commercial manufacture of Product as determined by the PDSC.

     4.2 In furtherance of VRGN's obligation to conduct process development for the Clinical Candidate and Product under Section 4.1, VRGN shall establish a Process Development Steering Committee (the "PDSC") which shall oversee the conduct of process development for the Clinical Candidate and Product by VRGN. Dr. Smart shall be a member of the PDSC. All of the other members of the PDSC shall be appointed by VRGN in its sole discretion. Following the establishment of the PDSC, the PDSC shall determine its functions, powers and governance, frequency of its meetings, and other similar matters.

     4.3 Notwithstanding Section 4.1, VRGN makes no representations or warranties, express or implied, with respect to any process development for the Clinical Candidate or Product that it undertakes hereunder. Accordingly, VRGN neither represents nor warrants that its process development activities will result in the successful development, registration or commercialization of the Clinical Candidate or Product anywhere in the world, or the successful or cost-effective manufacture of the Clinical Candidate or Product. If VRGN's process development activities do not result in the successful or cost-effective manufacture of the Clinical Candidate or Product, and IFM must use its own or a Third Party's process technology for the manufacture of the Clinical Candidate or Product, VRGN shall not own the process technology developed by IFM or such Third Party; provided that any process technology developed by IFM or such Third Party does not: (a) infringe or misappropriate Process Development Technology, or (b) utilize IFM Technology. If this Agreement terminates and IFM desires to acquire a license from VRGN to use the IFM Technology in developing IFM's own process technology for the manufacture of the Clinical Candidate or Product, the Parties shall negotiate in good faith the terms of a license agreement under which VRGN would grant to IFM such license. If the Parties do not enter into a definitive license agreement after negotiating in good faith for a period of one hundred twenty (120) days, because VRGN and IFM have been unable to agree on the value of the IFM Technology to be licensed thereunder, then IFM may request that the determination of such value be submitted to and made by a single independent Third Party mutually acceptable to the Parties (the "Arbitrator"). The Arbitrator under this Section 4.3 shall have considerable business experience in the licensing of biopharmaceutical products, including without limitation licensing of manufacturing rights for such products. The decision of the Arbitrator shall be binding on the Parties for the purposes hereof, such that VRGN shall grant a license under the IFM Technology to IFM, for the sole purpose of using IFM Technology in the manufacture of Product, based on a valuation of the IFM Technology determined by the Arbitrator. The arbitration shall be held in a place to be mutually agreed by the Parties, according to the commercial rules of the AAA, and the Parties shall share equally the costs of arbitration under this Section 4.3.

                                   ARTICLE 5

                                  LICENSE GRANT

     5.1 GRANT BY IFM. IFM hereby grants to VRGN an irrevocable, perpetual, exclusive (even as to IFM), royalty-free right and license in the Territory, under the IFM Technology and the Clinical Research Plan Information, to register Product in the Territory, to carry out product and process development for the Clinical Candidate and Product, and to make and have made the Clinical Candidate and Product. The grant of such rights and licenses under this Section 5.1 includes the right to grant sublicenses to Third Parties to manufacture the Clinical Candidate and/or Product.

     5.2 ACCESS TO DATA AND MATERIALS. In addition to the licenses granted in
Section 5.1, IFM hereby further grants to VRGN:

     5.2.1 A right of access to and, upon VRGN's request, IFM shall provide to VRGN copies of, data (including raw data) and information included in the IFM Technology and the Clinical Research Plan Information, including without limitation the results of studies, tests and trials involving the Clinical Candidate and Product, and analyses thereof, for the purposes of exercising its rights under the licenses granted in Section 5.1 and carrying out its obligations under this Agreement, including without limitation the registration of Product in all countries of the Territory, and obtaining all licenses, permits and authorizations for those facilities where Product is manufactured; and

     5.2.2 A right of cross-reference to all Regulatory Approvals and regulatory submissions for the Clinical Candidate and Product in the Territory, and access to all underlying data for such Regulatory Approvals and regulatory submissions, for the purposes of exercising its rights under the licenses granted in Section
5.1 and carrying out its obligations under this Agreement, including without limitation the registration of Product in all countries of the Territory, and obtaining all licenses, permits and authorizations for those facilities where Product is manufactured.

     5.2.3 Upon VRGN's request, IFM shall also provide to VRGN materials (including without limitation any biological materials, chemical compounds or substances, biological cells, cell lines and products generated thereby or components thereof, whether derived from biological material or synthesized) which may be used by VRGN for the purposes of exercising its rights under the licenses granted in Section 5.1 and carrying out its obligations under this Agreement. Immediately following the Effective Date, IFM shall commence technology transfer of IFM Technology to VRGN on a timely basis, to effect the purposes hereof.

     5.3 EXCLUSIVE COLLABORATION. IFM covenants and agrees that during the term of this Agreement it will not use, nor license, assign or transfer to any Affiliate or Third Party, any IFM Technology or Clinical Research Plan Information, or encumber such IFM Technology or Clinical Research Plan Information, in any way that is inconsistent with the provisions in this Agreement, without the prior written consent of VRGN, which may be withheld in its sole discretion.

     5.4 NO IMPLIED LICENSES. By virtue of entering into this Agreement, no licenses, express or implied, are being granted by VRGN to IFM or by

IFM to VRGN and, other than as expressly provided for in Sections 3.2 and 5.1, no license rights of any kind shall be created in either Party by implication or estoppel.

                                   ARTICLE 6

                                  CONSIDERATION

     6.1 STOCK PURCHASE AGREEMENT. Simultaneously with and in partial consideration for the execution and delivery of this Agreement, the Parties are entering into a stock purchase agreement pursuant to which IFM will, upon satisfaction of certain conditions, issue VRGN shares of its Series A Convertible Preferred Stock.

     6.2 ISSUANCE OF FIRST WARRANT BY VRGN TO IFM. In partial consideration for IFM entering into and performing its obligations under this Agreement, VRGN will issue and deliver to IFM upon the First Closing (as that term is defined in the Stock Purchase Agreement) a non-transferable warrant (the "First Warrant") to purchase up to 200,000 shares of VRGN Common Stock (the "First Warrant Shares") at an exercise price of $1.00 per share, in the form attached hereto as Exhibit C.

     6.3 ISSUANCE OF VIRAGEN COMMON STOCK. In the event that VRGN exercises its Phase II Election, VRGN shall as soon as practicable and upon execution and delivery by IFM of all documents deemed appropriate or necessary by VRGN and its counsel (including, without limitation, investor suitability and representation letters) issue to IFM 1,000,000 shares of its Common Stock in consideration for shares of Series A Convertible Preferred Stock to be issued to VRGN pursuant to the Section 1.1(I) of the Stock Purchase Agreement. IFM hereby acknowledges that
(a) it is aware that any such shares may not be registered under the Act at the time of issuance, and (b) such shares will bear the appropriate restrictive legends as required by federal or state securities laws and will be deemed to be "restricted securities" within the meaning of the Act.

     6.4 ISSUANCE OF SECOND WARRANT BY VRGN TO IFM. In partial consideration for IFM's entering into and performing its obligations under this Agreement, VRGN hereby agrees that upon exercise of its Phase II Election, VRGN will issue and deliver to IFM at the Phase II Election Closing (as that term is defined in the Stock Purchase Agreement) a non-transferable warrant (the "Second Warrant") to purchase up to 300,000 shares of VRGN Common Stock in the form attached hereto as Exhibit D.

     6.5 ISSUANCE OF VRGN COMMON STOCK. In the event VRGN exercises its Phase III Election, VRGN shall as soon as practicable and upon execution and delivery by IFM of all documents deemed appropriate or necessary by VRGN and its counsel (including, without imitation, investor suitability and representation letters) issue to IFM 2,000,000 shares of its Common Stock in consideration for shares of Series A Convertible Preferred Stock to be issued to VRGN pursuant to Section 1.1(c) of the Stock Purchase Agreement. IFM hereby acknowledges that (a) it is aware that any such shares may not be registered under the Act at the time of issuance, and (b) such shares will bear the appropriate restrictive legends as required by federal or state securities laws and will be deemed to be "restricted securities" within the meaning of the Act.

                                    ARTICLE 7

                              INTELLECTUAL PROPERTY

     7.1 OWNERSHIP OF CLINICAL RESEARCH PLAN INFORMATION, PROCESS DEVELOPMENT TECHNOLOGY AND MANUFACTURING TECHNOLOGY.

     7.1.1 In all cases, inventorship under the Clinical Research Plan shall be determined in accordance with the United States patent laws. Any and all: (i) technology, discoveries, improvements, inventions, developments and ideas conceived, made or reduced to practice pursuant to the Clinical Research Plan,
(ii) data (including raw data), information and results (including analyses thereof) arising out of or related to the Phase 1/2, Phase 3 and any other studies or clinical trials conducted under or work performed pursuant to the Clinical Research Plan, (iii) NDA(s) for the Product and any equivalent marketing approval applications, and all Regulatory Approvals for the Product in all countries and territories of the world (including all data, information, results and analyses contained in such NDA(s), NDA equivalents and Regulatory Approvals), and all submissions to regulatory agencies in connection therewith, and (iv) patent applications and patents on any or all of the foregoing (including without limitation any divisions, continuations, continuations-in-part, reissues, extensions, renewals, supplementary protection certificates and foreign counterparts thereof) (collectively, the "Clinical Research Plan Information") shall be owned exclusively by IFM. In addition, notwithstanding anything to the contrary herein, the IFM Technology is and shall be owned exclusively by IFM.

     (a) Accordingly, VRGN hereby agrees to assign to IFM its entire right, title and interest in and to any Clinical Research Plan Information and, in furtherance thereof, VRGN shall cause its employees, agents and contractors to assign to it their respective right, title and interest in and to Clinical Research Plan Information. All such assignments shall be irrevocable, perpetual, and without the payment of any royalties or other consideration by IFM now or in the future, but the out-of-pocket costs of such assignments shall be at IFM's expense. VRGN will disclose promptly to IFM all discoveries, developments, ideas or inventions (whether patentable or not) constituting Clinical Research Plan Information.

     (b) Notwithstanding anything to the contrary herein, any and all: (i) technology, discoveries, improvements, inventions, developments and ideas conceived, made or reduced to practice pursuant to the Clinical Research Plan,
(ii) data (including raw data), information and results (including analyses thereof) arising out of or related to the Phase 1/2, Phase 3 and any other studies or clinical trials conducted under or work performed pursuant to the Clinical Research Plan, (iii) data, information, results and analyses contained in NDA(s), NDA equivalents and Regulatory Approvals for Product, and (iv) patent applications and patents on any or all of the foregoing (including without limitation any divisions, continuations, continuations-in-part, reissues, extensions, renewals, supplementary protection certificates and foreign counterparts thereof), which constitute or otherwise relate to process development for the Clinical Candidate or Product, including without limitation any and all process improvements, formulae, techniques, designs, methods, know-how and trade secrets relating to the manufacture of the Clinical Candidate or Product, but excluding any IFM Technology, shall be deemed Process Development Technology and subject to Section 7.1.2 below.

     7.1.2 Any and all: (i) process developments relating to the Clinical Candidate or Product, including without limitation any and all process improvements, formulae, techniques, designs, methods, know-how and trade secrets relating to the manufacture of the Clinical Candidate or Product, and (ii) patent applications and patents on any or all of the foregoing (including without limitation any divisions, continuations, continuations-in-part, reissues, extensions, renewals, supplementary protection certificates and foreign counterparts thereof) (collectively, the "Process Development Technology") but excluding any IFM Technology, shall be owned exclusively by VRGN, whether the Process Development Technology is conceived, made and reduced to practice by VRGN alone, by IFM alone, or by IFM and VRGN jointly following the Effective Date (including, without limitation, as a result of Dr. Smart's membership on the PDSC or any other activities of Dr. Smart in performing IFM's obligations under this Agreement including carrying out the Clinical Research Plan, and pursuant to Dr. Smart's services under the Consultancy Agreement). Accordingly, IFM hereby agrees to assign to VRGN its entire right, title and interest in and to any Process Development Technology and, in furtherance thereof, IFM shall cause its employees, agents and contractors to assign to it their respective right, title and interest in and to Process Development Technology. All such assignments shall be irrevocable, perpetual, and without the payment of any royalties or other consideration by VRGN now or in the future, but the out-of-pocket costs of such assignments shall be at VRGN's expense. IFM will disclose promptly to

VRGN all discoveries, developments, ideas or inventions (whether patentable or not) constituting Process Development Technology.

     7.2 PATENT PROSECUTION, ENFORCEMENT AND DEFENSE.

     7.2.1 UNDER THE CLINICAL RESEARCH PLAN. The CRMC shall consider and recommend to the Parties from time to time which inventions arising from the Clinical Research Plan shall be the basis of patent applications and which shall be maintained as trade secrets. If the Parties are unable to agree as to whether patent protection shall be sought with respect to any invention arising under the Clinical Research Plan, the CRMC shall make the final determination with respect thereto. Patent applications and patents for inventions arising under the Clinical Research Plan and which are deemed Clinical Research Plan Information under Section 7.1.1, shall be owned by IFM pursuant to Section 7.1.1 and shall be prosecuted, maintained and enforced by IFM at its own expense and defended against Third Party oppositions by IFM at its option and expense.

     7.2.2 NOTIFICATION REQUIREMENTS; ELECTION TO DEFEND. During the term of this Agreement, IFM shall keep VRGN informed on a timely basis of the status of all patent applications and patents in the Territory relating to IFM Technology and Clinical Research Plan Information, including without limitation notifying VRGN in writing of any and all filings of patent applications, issuances of patents and divisions, continuations, continuations-in-part, reissues, extensions, renewals, supplementary protection certificates and foreign counterparts thereof (collectively, the "Patent Rights"). Attached hereto as Exhibit B and made a part hereof is a list of the Patent Rights as of the Effective Date. IFM shall also keep VRGN informed on a timely basis of any Third Party oppositions, interferences or claims of patent invalidity or unenforceability in the Territory. VRGN shall have the right, but not the obligation, to defend at its own expense the validity or enforceability of any patent relating to IFM Technology or Clinical Research Plan Information in the Territory, if IFM elects not to defend the validity or enforceability of such patent after being called upon to do so in writing by VRGN.

     7.2.3 INFRINGEMENT. Subject to Section 7.2.4, IFM will be solely responsible for the enforcement of patents included in the IFM Technology and Clinical Research Plan Information, and each Party shall promptly notify the other Party of any alleged infringement by a Third Party of patents included in the IFM Technology or Clinical Research Plan Information in the Territory. IFM shall have the right but not the obligation to prosecute and/or defend, at its own expense and using counsel of its own choice, any infringement of and/or challenge to the patents included in the IFM Technology and Clinical Research Plan Information. In furtherance of such right, VRGN agrees that IFM may join VRGN as a party in any such suit brought by IFM, without expense to VRGN. Any recovery of damages or settlement or award in any such suit shall be retained in its entirety by IFM.

     7.2.4 VRGN'S OPTION TO ENFORCE PATENTS. Unless IFM, after receipt of notice of infringement by a Third Party of IFM Technology or Clinical Research Plan Information, either (i) causes such infringement to terminate or (ii) initiates legal proceedings against the infringer, VRGN, upon reasonable prior notice to IFM, may at its option initiate legal proceedings against the infringer at VRGN's expense. Any recovery of damages or settlement or award in any such suit at VRGN's initiation and expense shall be retained in its entirety by VRGN. In furtherance thereof, IFM agrees that VRGN may join IFM as a party in any such suit brought by VRGN, without expense to IFM. Any recovery of damages or settlement or award in any such suit shall be retained in its entirety by VRGN.

     7.2.5 COOPERATION. In any suit to enforce and/or defend patents included in the IFM Technology, Clinical Research Plan Information or Process Development Technology, each Party shall at the request of the other Party, cooperate in all respects and to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens and the like.

                                   ARTICLE 8

                         REPRESENTATIONS AND WARRANTIES

     8.1.1 BOTH PARTIES. Each Party represents and warrants to the other that:

     (a) CORPORATE POWER. It is duly organized and validly existing under the laws of its state of incorporation, and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

     (b) DUE AUTHORIZATION. It is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate action.

     (c) BINDING AGREEMENT. This Agreement is legally binding upon it and enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by it does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

     (d) GRANT OF RIGHTS; MAINTENANCE OF AGREEMENTS. It has not, and will not during the term of this Agreement, grant any right to any Affiliate or Third Party which would conflict with the rights granted to the other Party hereunder. It has (or will have at the time performance is due) maintained and will maintain and keep in full force and effect all agreements necessary to perform its obligations hereunder.

     (e) VALIDITY. It is aware of no action, suit or inquiry or investigation instituted by any governmental agency which questions or threatens the validity of this Agreement.

     (f) THIRD PARTY RIGHTS. To the best of its knowledge, it has all right, power and authority to perform its obligations under, and no Third Party claims or patent rights exist which would be infringed by the conduct of the Clinical Research Plan or the utilization of the technology, methodology or materials as contemplated thereby. To the best of its knowledge, there are no Third Party licenses not already obtained that are required by any existing technology of such Party which is to be utilized in the Clinical Research Plan.

     (g) ACCURACY OF INFORMATION. All documentation and other information conveyed by IFM to VRGN hereunder or in connection herewith, was, at the time it was conveyed or provided, accurate and complete in light of the purposes for which it was intended.

     8.2 IFM REPRESENTATION AND WARRANTY. IFM represents and warrants it has not, and will not during the term of this Agreement, grant any right to any Affiliate or Third Party which would conflict with the rights granted to VRGN hereunder. For the avoidance of doubt, IFM shall not grant any license or right to any Affiliate or Third Party in the Territory for the Clinical Candidate or Product, whether under the IFM Technology, the Clinical Research Plan Information or otherwise, to make or have made the Clinical Candidate or Product except as permitted under this Agreement with respect to Japan. Furthermore, any grant of a license by IFM to an Affiliate or Third Party in Japan for the Clinical Candidate that exists as of the Effective Date: (a) shall not include the right to sublicense the right to make or have made such Clinical Candidate without the prior unanimous approval of the Board of Directors of IFM, (b) shall not authorize or otherwise enable such Affiliate or Third Party to make or have made such Clinical Candidate which may be used or sold anywhere in the Territory, and (c) shall expressly prohibit such Affiliate or Third Party from directly or indirectly exporting, transferring or selling such Clinical Candidate in or into the Territory.

     8.3 DISCLAIMER CONCERNING TECHNOLOGY. EXCEPT AS SET FORTH IN SECTION 8.1 ABOVE, THE TECHNOLOGY PROVIDED OR DEVELOPED BY EACH PARTY HEREUNDER IS PROVIDED "AS IS" AND EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES, IN ALL CASES WITH RESPECT THERETO. Without limiting the generality of the foregoing, each Party expressly does not warrant
(i) the success of any study, trial or test conducted under the Clinical Research Plan or of the development of any Product from a Clinical Candidate; or
(ii) the safety or usefulness for any purpose of the technology it provides or develops or of any Product developed hereunder.

     8.4 VRGN REPRESENTATION AND WARRANTY. VRGN represents and warrants that it has not and will not during the term of this Agreement, grant any right to any Affiliate or Third Party which would conflict with the rights granted to IFM hereunder. VRGN will not hold any substantive licensing discussions with Third Parties regarding Product without IFM's prior written consent not to be unreasonably withheld or delayed.

                                    ARTICLE 9

                          CONFIDENTIALITY; PUBLICATION

     9.1 CONFIDENTIALITY. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the Parties, the Parties agree that, for the longer of: (i) the term of this Agreement and for five (5) years after its expiration or termination, or (ii) ten (10) years after the date of initial disclosure, the receiving Party shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as provided for in this Agreement, any Confidential Information furnished to it by the other Party both prior to and pursuant to this Agreement, unless the receiving Party can demonstrate by competent written proof that such Confidential Information:

     (a) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the other Party;

     (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

     (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;

     (d) was disclosed to the receiving Party, other than under an obligation of confidentiality to a Third Party, by a Third Party who had no obligation to the disclosing Party or any other party not to disclose such information to others; or

     (e) was independently discovered or developed by the receiving Party without the use of Confidential Information belonging to the disclosing Party. It is agreed that with respect to the Confidential Information of either Party that was disclosed to the other Party pursuant to the Confidentiality and Non-Use Agreement between the Parties dated October 27, 1997, the disclosure of such Confidential Information shall be subject to and governed by this Article 9.

     9.2 AUTHORIZED DISCLOSURE. Each Party may disclose Confidential Information belonging to the other Party to the extent such disclosure is reasonably necessary in the following instances:

     (a) filing or prosecuting patents relating to the Clinical Candidate or Product;

     (b) regulatory filings;

     (c) prosecuting or defending litigation;

     (d) complying with applicable governmental laws or regulations;

     (e) conducting pre-clinical or human clinical trials of the Clinical Candidate or Product;

     (f) disclosure to Affiliates, sublicensees, employees, consultants, or agents, each of whom prior to disclosure must be bound by similar obligations of confidentiality and non-use at least equivalent in scope to those set forth in this Article 9; and,

     (g) disclosure to investment bankers;

provided, however, that no disclosure of either Party's Confidential Information under Sections 9.2(a) through (g) shall be made without such Party's prior written consent (not to be unreasonably withheld or delayed) and, in the event of such permitted disclosure of a Party's Confidential Information, the other Party shall seek and obtain confidential treatment thereof to the extent available or attempt to obtain protective orders with respect to such Confidential Information where possible, and shall take whatever lawful actions are necessary to avoid or minimize the extent of such disclosure.

     9.3 PUBLICATIONS. Subject to the other provisions of this Article 9, on all matters pertaining to this Agreement, IFM shall provide VRGN with the opportunity to review and comment upon any proposed public announcements, including any press releases, relating to this Agreement, and IFM shall incorporate any changes thereto requested by VRGN. VRGN shall provide IFM with the opportunity to review and comment upon any proposed public announcements, including any press releases, relating to this Agreement. IFM shall also provide VRGN with the opportunity to review and comment upon any proposed research presentations, abstracts or manuscripts that relate to the Clinical Candidate or Product at least sixty (60) days prior to their intended submission for presentation or publication, and IFM shall make any changes requested by VRGN with respect thereto. Nothing in this Article 9 shall prohibit VRGN from making such disclosures as VRGN deems necessary under applicable federal or state securities laws or any rule or regulation of any nationally recognized securities exchange; in such event, however, VRGN shall request confidential treatment thereof to the extent available, and shall provide IFM with a copy of any such disclosure.

     9.4 INJUNCTIVE RELIEF. Each Party agrees that damages will not be an adequate remedy to the other Party in the event of a Party's breach of its obligations under this Article 9. Accordingly, notwithstanding Section 12.2, each Party agrees that the other Party (without limiting such other Party's rights or remedies otherwise available to it) shall be entitled to obtain, without posting a bond, specific performance and preliminary and permanent injunction from any court of competent jurisdiction, prohibiting the continuance or recurrence of any breach of this Article 9.

                                   ARTICLE 10

                              TERM AND TERMINATION

     10.1 TERM OF THE AGREEMENT. This Agreement shall become effective upon the Effective Date and, subject to applicable laws and regulations, shall continue in effect unless earlier terminated pursuant to Sections 2.8, 3.1.1(c), 3.1.1(d), 3.1.1(f), 3.1.2(c), 10.2 or 10.3. This Agreement may be terminated by mutual written agreement of the Parties.

     10.2 TERMINATION FOR MATERIAL BREACH. Each Party shall have the right to terminate this Agreement after ninety (90) days prior written notice to the other that the other Party has committed a material breach of this Agreement, unless the other Party cures (to the extent curable) the material breach within such period of time.

     10.2.1 In addition to any other rights and remedies available to it, in the event VRGN terminates this Agreement under this Section 10.2: (a) Section 3.2 and the licenses and other rights granted by IFM to VRGN under Article 5 shall survive such termination and remain in full force and effect, and (b) IFM hereby agrees to grant to VRGN a co-exclusive marketing and distribution rights for Product in the Territory (for the purposes hereof, "co-exclusive" shall mean that only IFM and VRGN, and no other Third Party, shall have the right to market or distribute Product in the Territory).

     10.2.2 In addition to any other rights and remedies available to it, in the event IFM terminates this Agreement pursuant to this Section 10.2: (a) the licenses and other rights granted by IFM to VRGN under Article 5 shall automatically terminate and revert to IFM, and VRGN shall have no residual rights with respect thereto, except to the extent such licenses and other rights are necessary for VRGN to continue to exercise its rights under Section 3.2, and
(b) VRGN hereby agrees to grant to IFM co-exclusive manufacturing rights for Product in the Territory (for the purposes hereof, "co-exclusive" shall mean that only VRGN, IFM and IFM's contract manufacturers, and no other Third Party, shall have the right to manufacture and have manufactured Product for use and sale in the Territory).

                       10.3 TERMINATION UPON BANKRUPTCY.

     10.3.1 Either Party shall have the right to terminate this Agreement if the other Party becomes insolvent or a petition in bankruptcy or for corporate reorganization or for any similar relief is filed by, on behalf of, or against such other Party or a receiver is appointed with respect to any of the assets of such other Party or a liquidation proceeding is commenced by or against such other Party.

     10.3.2 Without limiting any of VRGN's rights under any other provision of this Agreement, VRGN's rights under this Agreement shall include those rights afforded by 11 U.S.C. ss.365(n) of the United States Bankruptcy Code and any successor thereto (the "Code"). If the bankruptcy trustee of IFM as a debtor or IFM as a debtor in possession rejects this Agreement under 11 U.S.C. ss.365(n) of the Code, VRGN may elect to retain its rights licensed from IFM hereunder for the duration of this Agreement and avail itself of all rights and remedies to the full extent contemplated under this Agreement, 11 U.S.C. ss.365(n) of the Code, and any other relevant sections of the Code or other relevant non-bankruptcy law.

     10.4 ACCRUED RIGHTS; SURVIVING OBLIGATIONS. Termination of this Agreement shall not affect any accrued rights of either Party. The terms of Sections 2.6, 2.7.2, 3.1.6, 3.1.7, 3.1.8, 3.2, 4.3, 5.1, 5.2, 5.3, 5.4,
5.5, 7.1, 8.3, 10.2, 10.3.2 and 10.4, and Articles 9, 11 and 12 of this
Agreement shall survive expiration or termination of this Agreement for any reason and remain in full force and effect; provided, however, that in the event of any termination of this Agreement other than VRGN's termination of this Agreement pursuant to Section 10.2.1, VRGN's license and right to register Product under Section 5.1 shall not survive. Promptly after termination or expiration of this Agreement, each Party shall return or dispose of any materials or Confidential Information of the other Party in accordance with the instructions of the other Party, including without limitation any compounds, assays or other biological or chemical materials, and shall retain no copies thereof and make no further use thereof except as otherwise expressly provided for herein.

                                   ARTICLE 11

                             INDEMNITY AND INSURANCE

     11.1 INDEMNIFICATION.

     11.1.1 IFM shall, at its sole expense, indemnify, defend, and hold harmless VRGN and its Affiliates and their respective directors, officers, employees, agents, successors and assigns from and against any and all liabilities, claims (including product liability claims), suits, losses, damages, costs, fees, and expenses (including without limitation attorney's fees and court costs, regardless of outcome, (collectively, "Liabilities") relating to any Clinical Candidate or Product, including resulting directly or indirectly from the (i) Clinical Research Plan, including without limitation, in connection with the conduct of clinical trials or the research, development, testing, registration, study or use of the Clinical Candidate or Product pursuant to the Clinical Research Plan, (ii) development (other than product and process development work carried out by VRGN hereunder) or registration of the Clinical Candidate or Product, (iii) manufacture of the Clinical Candidate or Product by anyone other than VRGN or its subcontractors, (iv) commercialization of Product (including without limitation as a result of the import, export, storage, handling, transportation, distribution, promotion, marketing, sale or use of Product, or any stock or market recovery or recall of Product), (v) breach of this Agreement by IFM or any of its employees, agents or contractors, or (vi) the negligence, willful misconduct, or violation of any law, rule or regulation by or on behalf of IFM or any of its Affiliates, licensees, partners or their respective employees, agents or contractors. The foregoing obligation to defend, indemnify and hold harmless shall not apply to the extent any such Liabilities results from any of the activities or circumstances described in Sections 11.1.2(i) through (iv) below.

     11.1.2 VRGN shall, at its sole expense, indemnify, defend, and hold harmless IFM and its Affiliates and their respective directors, officers, employees, agents, successors and assigns from and against any and all Liabilities resulting directly or indirectly from: (i) the manufacture of Product by VRGN or its subcontractors, (ii) infringement of third party patents by use of Process Development Technology in the manufacture of Product, (iii) breach of this Agreement by VRGN or any of its employees, agents or contractors, or (iv) the negligence, willful misconduct, or violation of any law, rule or regulation by or on behalf of VRGN or any of its Affiliates, licensees, partners or their respective employees, agents or contractors. The foregoing obligation to defend, indemnify and hold harmless shall not apply to the extent any such Liabilities results from any of the activities or circumstances described in Sections 11.1.1(i) through (vi) above.

     11.2 INDEMNIFICATION PROCEDURES. Each Party's indemnification obligations under Section 2.6, Section 3.2.4 and Section 11.1 are conditioned upon the other
Party:

     (a) promptly notifying the Party from whom indemnification is sought (the "Indemnitor") in writing of the claim or action against which indemnification is sought under Section 2.6, Section 3.2.4 or Section 11.1;

     (b) providing the Indemnitor the opportunity to assume the entire defense and settlement of such claim or action at the Indemnitor's own cost and expense (provided the Party seeking indemnification shall have the right to be represented separately by counsel of its own choosing at its own expense);

     (c) cooperating with the Indemnitor (at the Indemnitor's reasonable expense) in the investigation and defense of such claim or action; and

     (d) not settling or compromising such action or claim without the prior written consent of the Indemnitor.

     11.3 INSURANCE. IFM will obtain, and maintain during the term of this Agreement and for ten (10) years thereafter, professional liability, product liability and general liability insurance (including without limitation coverage for clinical trials) in the following minimum amounts: five million dollars ($5,000,000) per occurrence for general liability insurance (including professional liability coverage), five million dollars ($5,000,000) per occurrence for clinical trials coverage, and ten million dollars ($10,000,000) per occurrence for product liability coverage. The policies for product liability, professional liability and general liability insurance (including coverage for clinical trials) shall include VRGN and its Affiliates and their respective directors, officers and employees as additional named insureds with respect to this Agreement, and shall name this Agreement. With respect to the required insurance coverage, there shall be a thirty (30) day notice of cancellation, with the provision that VRGN be notified in the event of any cancellation, intention of insurer not to renew, or any material change in the insurance contract or coverages afforded, and such insurance shall be placed with insurers having a Best's, Standard and Poors, or similar rating of "A" or better. Within thirty (30) days of the Effective Date, IFM shall furnish to VRGN certificates evidencing the insurance required under this Section 11.3.

                                   ARTICLE 12

                        GOVERNING LAW; DISPUTE RESOLUTION

     12.1 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware.

     12.2 ARBITRATION. Other than the resolution of matters relating to clinical research of the Product within the purview of the CRMC (which matters shall be resolved in accordance with Section 2.2) and the resolution of matters arising under Section 10 relating to material breach and termination of this Agreement, in the event a dispute arises between the Parties relating to this Agreement (a "Dispute"), the aggrieved Party shall notify the other Party in writing of such Dispute, and the Parties shall attempt to resolve such Dispute in good faith. If, within thirty (30) days of such written notice, the Parties have not succeeded in resolving the Dispute, the matter shall be referred by the aggrieved Party for review and resolution by the respective Presidents of VRGN and IFM. If no successful resolution of the Dispute has been mutually agreed to within fifteen (15) days of referral to the Presidents of VRGN and IFM, the Dispute shall be finally resolved by binding arbitration. The arbitration shall be held in a place to be mutually agreed by the Parties, according to the commercial rules of the AAA. The arbitration will be conducted by a panel of three (3) arbitrators appointed in accordance with applicable AAA rules. The arbitrators shall apply the laws of the State of Delaware. Judgment on the award so rendered may be entered in any court having jurisdiction thereof. The non-prevailing Party shall bear the costs of arbitration.

                                   ARTICLE 13

                               GENERAL PROVISIONS

     13.1 NOTICES. All notices required or permitted to be given under this Agreement shall be in writing and shall be mailed by registered or certified mail, postage prepaid, addressed to the signatory to whom such notice is required or permitted to be given and transmitted by facsimile to the number indicated below. All notices shall be deemed to have been given when mailed, as evidenced by the postmark at the point of mailing, or transmitted by facsimile.

                  All notices to VRGN shall be addressed as follows:

     Viragen, Inc.

     865 S.W. 78th Avenue, Suite 100

     Plantation, Florida 33324

     Attention:  Gerald Smith, President

     Facsimile:  (954) 233-1412


                  All notices to IFM shall be addressed as follows:

     Inflammatics, Inc.

     401 Chrislena Lane

     West Chester, Pennsylvania 19380

     Attention:  Nigel J. Smart, Ph.D., President

     Facsimile:  (610) 918-2955


     Any Party may, by written notice to the other, designate a new addressee, address or facsimile number to which notices to the Party giving the notice shall thereafter be mailed or faxed.

     13.2 FORCE MAJEURE. Neither Party shall be responsible to the other Party for any failure or delay in performing any of its obligations under this Agreement if such failure or delay is caused by any act of God, earthquake, fire, casualty, flood, war, epidemic, riot, insurrection, strike, slow-down, walk-out or other labor disturbance, failure of public utilities, common carriers or suppliers, or other cause beyond the reasonable control of the Party affected if the Party affected shall have used its reasonable good faith efforts to avoid such occurrence. If either Party believes that the performance of any of its obligations under this Agreement will be delayed as a result of any of the reasons stated in this Section 13.2, such Party shall promptly notify the other Party in writing of such delay and the cause therefor, and shall provide such other Party with its good faith estimate of when the performance of its obligations will recommence.

     13.3 ENTIRETY OF AGREEMENT. This Agreement and the Stock Purchase Agreement embody the entire, final and complete agreement and understanding between the Parties with respect to the subject matter hereof and thereof, and replace and supersede all prior discussions and agreements between them with respect to their subject matter, including without limitation the Confidentiality and Non-Use Agreement between the Parties dated October 27, 1997 and the letter of intent and term sheet between the Parties dated January 12, 1998. No modification or waiver of any terms or conditions hereof shall be effective unless made in writing and signed by a duly authorized officer of each Party.

     13.4 NON-WAIVER. The failure of a Party in any one or more instances to insist upon strict performance of any of the terms and conditions of this Agreement shall not constitute a waiver or relinquishment, to any extent, of the right to assert or rely upon any such terms or conditions on any future occasion.

     13.5 DISCLAIMER OF AGENCY. Neither Party is, or will be deemed to be, the legal representative or agent of the other Party, nor shall either Party have the right or authority to assume, create, or incur any Third Party liability or obligation of any kind, express or implied, against or in the name of or on behalf of the other Party except as expressly set forth in this Agreement.

     13.6 SEVERABILITY. If a court of competent jurisdiction declares any provision of this Agreement invalid or unenforceable, or if any government or other agency having jurisdiction over either IFM or VRGN deems any provision to be contrary to any laws, then that provision shall be severed and the remainder of the Agreement shall continue in full force and effect. To the extent possible, the Parties shall revise such invalidated provision in a manner that will render such provision valid without impairing the Parties' original intent.

     13.7 ASSIGNMENT. Except as otherwise provided in this Agreement, neither Party may transfer or assign its rights or obligations under this Agreement, or subcontract or delegate performance of its obligations hereunder, without the prior written consent of the other Party (not to be unreasonably withheld or delayed), except that VRGN shall have the right to transfer or assign its rights or obligations hereunder, in whole or in part, to an Affiliate or other Third Party that acquires or is a successor to all or substantially all of VRGN's business to which this Agreement relates, whether by merger, acquisition, consolidation, reorganization or otherwise, or by sale of all or substantially all of VRGN's assets to which this Agreement relates, without the consent of IFM.. This Agreement shall inure to and be binding upon the respective successors and assigns of the Parties. Any attempted delegation or assignment not in accordance with this Section 13.7 shall be of no force or effect.

     13.8 HEADINGS. The Article and Section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said Articles or Sections.

     13.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute together the same document.

     IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the date first written above.

INFLAMMATICS, INC.                     VIRAGEN, INC.


By: /s/ Nigel J. Smart                 By: /s/ Gerald Smith
    ____________________                   ___________________
Name:   Nigel J. Smart, Ph.D.          Name:   Gerald Smith

Title:  President and Chief            Title:  President
        Executive Officer

                                                            Exhibit (10)(Lxi).02


     THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF, UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OR AN OPINION OF COUNSEL IS OBTAINED STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION. August 14, 1998


                                  VIRAGEN, INC.
             (INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE)

               WARRANT FOR THE PURCHASE OF SHARES OF COMMON STOCK


NO. SU-02

     FOR VALUE RECEIVED, VIRAGEN, INC., a Delaware corporation (the "Company"), hereby certifies that Sumitomo Bank, Limited (the "Holder"), is entitled, subject to the provisions of this Warrant, to purchase from the Company up to 50,000 fully paid and non-assessable shares of Common Stock at a price of US$1.78 per share (the "Exercise Price").

     The term "Common Stock" means the Common Stock, par value $.01 per share, of the Company as constituted on August 14, 1998 (the "Base Date"). The number of shares of Common Stock to be received upon the exercise of this Warrant may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter referred to as "Warrant Stock." The term "Other Securities" means any other equity or debt securities that may be issued by the Company in addition thereto or in substitution for the Warrant Stock. The term "Company" means and includes Viragen, Inc., a Delaware corporation, as well as
(i) any immediate or more remote successor corporation resulting from the merger or consolidation of such corporation (or any immediate or more remote successor corporation of such corporation) with another corporation, or (ii) any corporation to which such corporation (or any immediate or more remote successor corporation of such corporation) has transferred its property or assets as an entirety or substantially as an entirety.

     Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

     The Holder agrees with the Company that this Warrant is issued, and all the rights hereunder shall be held subject to, all of the conditions, limitations and provisions set forth herein.

     1. Exercise of Warrant. Subject to the provisions herein, this Warrant and the right to purchase the Warrant Stock hereunder shall vest and become exercisable on the earlier of (a) the first anniversary of the Base Date and (b) immediately prior to the consummation of the sale of all or substantially all of the assets of the Company, or the acquisition of the Company by another entity or group by means of a merger, sale or exchange of shares, or other transaction as a result of which the stockholders of the Company immediately prior to such transaction would possess a minority of the voting power of the acquiring entity or of the Company (if it is the surviving corporation) after the closing of such transaction. This Warrant and all rights to purchase Warrant Stock hereunder shall expire and be of no further force and effect on the first to occur of (i) the termination of the Strategic Alliance Agreement between the Company and Inflammatics, Inc., a Delaware corporation, dated August 14, 1998 (the "Strategic Alliance Agreement") pursuant to Section 10.2.1 or 10.3.1 (where the Company is the terminating party) thereof, (ii) the termination of the Consultancy, Confidential Information and Inventions Agreement dated as of August 14, 1998 by and between Dr. Nigel J. Smart and the Company (the "Consultancy Agreement") pursuant to Sections 12(i) through 12(v) and Section 12(a) thereof, and (iii) the close of business on August 14, 2003 (the "Expiration Date") or, if such day is a day on which banking institutions in New York are authorized by law to close, then on the next succeeding day that shall not be such a day. This Warrant may be exercised only in increments of not less than 25,000 shares of Warrant Stock by presentation and surrender of this Warrant to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Warrant Exercise Form attached hereto duly executed and accompanied by payment (either in cash or by certified or official bank check, payable to the order of the Company) of the Exercise Price for the number of shares specified in such form and instruments of transfer, if appropriate, duly executed by the Holder or his or her duly authorized attorney. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder. The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on exercise of this Warrant.

     2. Reservation of Shares. The Company will at all times reserve for issuance and delivery upon exercise of this Warrant all shares of Common Stock or other shares of capital stock of the Company (and Other Securities) from time to time receivable upon exercise of this Warrant. All such shares of Common Stock (and Other Securities) shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable and free of all preemptive rights.

     3. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but the Company shall pay the holder an amount equal to the fair market value of such fractional share of Common Stock in lieu of each fraction of a share otherwise called for upon any exercise of this Warrant. For purposes of this Warrant, the fair market value of a share of Common Stock shall be determined as follows:

     (a) If the Common Stock is listed on a National Securities Exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq system, the current market value shall be the last reported sale price of the Common Stock on such exchange or system on the last business day prior to the date of exercise of this Warrant or, if no such sale is made on such day, the average of the closing bid and asked prices for such day on such exchange or system; or

     (b) If the Common Stock is not so listed or admitted to unlisted trading privileges, the current market value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

     (c) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

     4. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.

     5. Anti-Dilution Provisions.

     5.1 Adjustment for Recapitalization. If the Company shall at any time subdivide its outstanding shares of Common Stock (or Other Securities at the time receivable upon the exercise of the Warrant) by recapitalization, reclassification, subdivision or split-up thereof, or if the Company shall declare a stock dividend or distribute shares of Common Stock to its stockholders, the number of shares of Common Stock subject to this Warrant immediately prior to such subdivision shall be proportionately increased, and the Exercise Price shall be proportionately decreased, and if the Company shall at any time combine the outstanding shares of Common Stock by recapitalization, reclassification or combination thereof, the number of shares of Common Stock subject to this Warrant immediately prior to such combination shall be proportionately decreased, and the Exercise Price shall be proportionately increased. Any such adjustments pursuant to this
Section 5.1 shall be effective at the close of business on the effective date of such subdivision or combination, or if any adjustment is the result of a stock dividend or distribution, then the effective date for such adjustment based thereof shall be the record date therefor.

     5.2 Adjustment for Reorganization, Consolidation, Merger, Etc. In case of any reorganization of the Company (or any other corporation, the securities of which are at the time receivable on the exercise of this Warrant) after the Base Date or in case after such date the Company (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then, and in each such case, the Holder of this Warrant upon the exercise thereof as provided in
Section 1 at any time after the consummation of such reorganization, consolidation, merger or conveyance shall be entitled to receive, in lieu of the securities and property receivable upon the exercise of this Warrant prior to such consummation, the securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto; in each such case, the terms of this Warrant shall be applicable to the securities or property receivable upon the exercise of this Warrant after such consummation.

     5.3 Notification as to Adjustments. In each case of an adjustment in the number of shares of Common Stock receivable on the exercise of the Warrant, the Company at its expense will promptly compute such adjustment in accordance with the terms of the Warrant and will notify the Holder in writing of such adjustment within 30 days of the effective date of such adjustment. When appropriate, notice may be given in advance as part of notices required to be mailed to the Holder pursuant to Section 5.4 hereof.

     5.4 Notices of Record Date, Etc.  In case:

     (a) the Company shall take a record of the holders of its Common Stock (or Other Securities at the time receivable upon the exercise of the Warrant) for the purpose of entitling them to receive any dividend (other than a cash dividend at the same rate as the rate of the last cash dividend theretofore paid) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, or to receive any other right; or

     (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation; or

     (c) of any voluntary or involuntary dissolution, liquidation or winding up of the Company, then, and in each such case, the Company shall mail or cause to be mailed to each Holder of the Warrant at the time outstanding a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up is to take place, and the time, if any, is to be fixed, as to which the holders of record of Common Stock (or such Other Securities at the time receivable upon the exercise of the Warrant) shall be entitled to exchange their shares of Common Stock (or such Other Securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up. Such notice shall be mailed at least 20 days prior to the date therein specified, and the Warrant may be exercised prior to said date during the term of the Warrant.

     6. Transfer to Comply with the Securities Act. This Warrant and any Warrant Stock or Other Securities may not be sold, assigned, transferred, pledge, hypothecated or otherwise disposed of except as follows: (a) to a person who, in the opinion of counsel to the Company, is a person to whom this Warrant or the Warrant Stock or Other Securities may legally be transferred without registration and without the delivery of a current prospectus under the Securities Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section 6 with respect to any resale or other disposition of such securities; or (b) to any person upon delivery of a prospectus then meeting the requirements of the Securities Act relating to such securities and the offering thereof for such sale or disposition, and thereafter to all successive assignees.

     7. Registration Rights.

     7.1 Notice of Registration. Subject to the terms of this Warrant, in the event the Company decides to register with the Securities Exchange Commission any of its Common Stock (either for its own account or the account of its security holders), the Company will: (i) promptly give the Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable Blue Sky or other state securities laws), and (ii) include in such registration (and any related qualification under Blue Sky laws or other state securities laws), and in any underwriting involved therein, all the Warrant Stock specified in a written request delivered to the Company by the Holder within 15 days after delivery of such written notice from the Company.

     7.2 Notice of Underwriting. If the registration of which the Company gives notice is for a public offering involving an underwriting, the Company shall so advise the Holder as part of the written notice given pursuant to Section 7.1. In such event the right of the Holder to registration and the inclusion of such Holder's Warrant Stock in such underwriting shall be conditioned upon such underwriting to the extent provided in this Section 7.2. If the Holder proposes to distribute Warrant Stock through such underwriting it shall (together with the Company and the other stockholders distributing their Shares through such underwriting) enter into an underwriting agreement with the underwriter's representative for such offering. Holder shall have no right to participate in the selection of the underwriters.

     7.3 Marketing Limitations. In the event the underwriter's representative advises the Holder seeking registration of Warrant Stock pursuant to this
Section 7.3 in writing that market factors require a limitation of the number of shares of the Company to be underwritten, the underwriter's representative may limit the number of shares of Warrant Stock included in such registration; provided, however, that the Warrant Stock, together with any shares of Common Stock deliverable upon the exercise of any warrant issued to the Holder pursuant to the Strategic Alliance Agreement shall not constitute less than 10% of the shares of Common Stock included in such registration.

     7.4 Withdrawal. If the Holder disapproves of the terms of any such underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriter delivered at least seven days prior to the effective date of the registration statement. Any Warrant Stock excluded or withdrawn from such underwriting shall be withdrawn from such registration.

     7.5 Expenses. The Company shall bear the expenses incurred in complying with this Section 7, including, without limitation, all federal and state registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company and one special counsel for the Holder and stockholders (if different from the Company), blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration. The Holder shall bear all underwriting discounts and selling commissions applicable to the sale of the Warrant Stock pursuant to this Warrant.

     7.6 Registration Procedures. The Company will keep the Holder advised as to the initiation and completion of such registration. At its expense the Company will furnish such number of prospectuses (including preliminary prospectuses) and other documents as the Holder from time to time may reasonably request.

     7.7 Information Furnished by Holder. It shall be a condition precedent of the Company's obligations under this Section 7 that the Holder furnish to the Company such information regarding the Holder as the Company may reasonably request.

     7.8 Indemnification.

     7.8.1 Company's Indemnification of Holder. To the extent permitted by law, the Company will indemnify the Holder, each of its officers, directors and constituent partners, legal counsel for the Holder and stockholders, and each person controlling the Holder, with respect to which registration, qualification or compliance of Warrant Stock has been effected pursuant to this Warrant, against all claims, losses, damages or liabilities (or actions in respect thereof) to the extent claims, losses, damages or liabilities arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document (including any related registration statement) incident to any such registration, qualification or compliance, or are based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance; and the Company will reimburse the Holder, each such underwriter and each person who controls the Holder or underwriter, for any legal and any other expenses reasonably incurred in connection with investigation or defending any such claim, loss, damage, liability or action if settlement is effected with the consent of the Company (which consent shall not unreasonably be withheld); and provided, further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based upon any untrue statement or omission based upon written information furnished to the Company by the Holder or controlling person.

     7.8.2 Holder's Indemnification of Company. To the extent permitted by law, the Holder will, if Warrant Stock is included in the securities as to which such registration, qualification or compliance is being effected pursuant to this Warrant, indemnify the Company, each of its directors and officers, each legal counsel and independent accountant of the Company, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of the Act, and each other stockholder of the Company whose shares are registered, each of its officers, directors and constituent partners and each person controlling such other stockholder; against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Holder of any rule or regulation promulgated under the Act applicable to the Holder and relating to action or inaction required of the Holder in connection with any such registration, qualifications or compliance; and will reimburse the Company, such stockholders, such directors, officers, partners, persons, law and accounting firms, underwriters or control persons for any legal and any other expenses reasonably incurred in connection with investigation or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by the Holder and stated to be specifically for use in connection with the offering of securities of the Company provided, however, that the Holder's liability under this Section 7.8.2 shall not exceed the Holder's proceeds from the offering of securities made in connection with such registration.

     7.8.3 Indemnification Procedure. Promptly after receipt by an indemnified party under this Section 7.8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7.8, notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense of such claim; provided, however, that the indemnifying party shall be entitled to select counsel for the defense of such claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld, unless the Holder determines that there may be a conflict between the position of the Company and the Holder in conducting the defense of such action, suit or proceeding by reason of recognized claims for indemnity under this Section 7.8, then counsel for such party shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interest of such party at the expense of the indemnifying party. The Company shall not be required to pay the costs of more than one counsel for Holder and other stockholders pursuant to this paragraph. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 7.8, but the omission so to notify the indemnifying party will not relieve such party of any liability that such party may have to any indemnified party otherwise other than under this Section 7.8.

     7.9 Limitation on Registration Rights. Shares included in a request for registration under this Section 7 shall not be eligible for registration under this Section 7 if either (i) the Warrant Stock have previously been sold to the public, or (ii) no registration under the Act is required in connection with the disposition of such Warrant Stock pursuant to Rule 144 under the Act.

     8. Legend. Unless the shares of Warrant Stock or Other Securities have been registered under the Securities Act, upon exercise of any of the Warrants and the issuance of any of the shares of Warrant Stock, all certificates representing shares will bear on the face thereof substantially the following legend:

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THAT ACT OR UNLESS AN OPINION OF COUNSEL TO THE CORPORATION IS OBTAINED STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.

     9. Notices. All notices required hereunder shall be in writing and shall be deemed given when telegraphed, delivered personally or within two days after mailing when mailed by certified or registered mail, return receipt requested, to the Company or the Holder, as the case may be, for whom such notice is intended at the address of such party as set forth on the first page, or at such other address of which the Company or the Holder has been advised by notice hereunder.

     10. Applicable Law. The Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of Delaware.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.

                                          VIRAGEN, INC.,
                                          a Delaware corporation


                                          By:
                                             --------------------------------
                                          Dennis W. Healey
                                          Executive Vice President

                              WARRANT EXERCISE FORM


     The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing _________ shares of Common Stock of Viragen, Inc., a Delaware corporation, and hereby makes payment of $__________ in payment therefore.


                                           -----------------------------------
                                           Signature


                                           -----------------------------------
                                           Signature, if jointly held


                                           -----------------------------------
                                           Date

                       INSTRUCTIONS FOR ISSUANCE OF STOCK
          (If other than to the registered holder of the within Warrant)

Name
     -------------------------------------------------------------------------
                  (Please typewrite or print in block letters)

Address
        ---------------------------------------

        ---------------------------------------

        ---------------------------------------

Social Security or Taxpayer Identification Number:
                                                   ---------------------------

Phone and Fax #'s:
                   -----------------------------------------------------------

                                 ASSIGNMENT FORM


         FOR VALUE RECEIVED
                            ----------------------------------------------------
hereby sells, assigns and transfers unto
                                        ----------------------------------------
(Please typewrite or print in block letters) the right to purchase Common Stock of Viragen, Inc., a Delaware corporation, represented by this Warrant to the extend of shares as to which such right is exercisable and does hereby irrevocably constitute and appoint
                                   ---------------------------------------------
Attorney to transfer the same on the books of the Company with full power of substitution in the premises.

Dated:                              ,
      ------------------------------

                                                     Signature

                                                     ---------------------------
                                                     Signature, if jointly held